Exhibit 10.16

THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Third Amended And Restated Loan and Security Agreement (this “Agreement”) is entered into as of January 19, 2024 (the “Closing Date”), by and among Structural Capital Investments III, LP (“SCI”), Series Structural DCO II series of Structural Capital DCO, LLC (“DCO”), and CEOF HOLDINGS LP (“CEOF” and together with SCI and DCO, “Lenders” and each a “Lender”), Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent for Lenders (“Agent”) and Urgent.ly Inc., a Delaware corporation (“Urgent.ly” or “Borrower”).

Recitals

WHEREAS, Borrower, Lenders and Agent were party to that certain Loan and Security Agreement (the “Original Loan Agreement”), dated as of October 13, 2021, as amended and restated pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2021 (the “First Amended and Restated Loan Agreement”), as amended and restated pursuant to that certain Second Amended and Restated Loan and Security Agreement dated as of July 12, 2022 (the “Second Amended and Restated Loan and Security Agreement”), as further amended;

WHEREAS, Borrower, Lenders and Agent have agreed to amend and restate the Second Amended and Restated Credit Agreement on the terms set forth herein and this Agreement shall supersede the Second Amended and Restated Credit Agreement.

Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, parties agree as follows:

1.
Definitions and Construction

1.1.
Definitions. As used in this Agreement, the following terms shall have the following definitions:

“2022 Convertible Debt” means the principal amount of $4,257,224 of the convertible debt issued under the form of convertible note attached as Exhibit I to this Agreement.

“2022 Convertible Notes” means the promissory notes issued pursuant to the 2022 Convertible Debt.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Loan Party.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“ACH Debit Consent” means any Loan Party’s authorization to allow Agent to debit such Loan Party’s Deposit Accounts to satisfy the Obligations in substantially the form of Exhibit H attached hereto.

“Advance” means each extension of credit by a Lender to Borrower under this Agreement.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly thirty percent (30%) or more of the outstanding stock of such Person, any Person that controls or is controlled by or is under common control with such Person or any Affiliate of such Person or each of such Person’s senior executive officers, directors, members or partners.

“Amendment Fee” means $1,014,492.67.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 1

“Amortization Date” means the Maturity Date.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the Bribery Act of 2010, the Israeli Penal Law, 1977, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is incorporated, located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws, statutes, regulations or rules in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is incorporated, located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), the USA Patriot Act and the Prohibit on Money Laundering Law, 2000.

“Approved Acquisitions” means acquisition by Borrower of all or substantially all of the assets, or a majority of the capital stock (or membership interests) of, or an exclusive license or right to use the Intellectual Property or other assets of, a non-affiliated entity (the “New Target”), where all of the following criteria are satisfied: (i) Urgent.ly or another Loan Party obtains full operating, voting and management control of the New Target or the assets or rights acquired, (ii) prior to the acquisition, the New Target had positive EBITDA for the twelve (12) month period immediately prior to the acquisition date (based on reviewed or audited financial statements of the New Target as of the close of such period) , (iii) no Loan Party or Subsidiary is required to assume or guarantee any Indebtedness other than Permitted Indebtedness in connection with the transaction or the ownership or operation of the New Target or any of New Target’s assets, (iv) the New Target is not party to any pending litigation or regulatory inquiry, or the subject of a judgment or arbitration award, or other regulatory decree which would, in each case, constitute an Event of Default, (v) the Borrower and New Target shall comply with Section 6.10; (vi) the business and operations of the New Target is substantially similar to that of any Loan Party; and (vii) the cash consideration (including any earnout, deferred payments or management/employee compensation) payable by any Loan Party or Subsidiary in connection with such transaction (or series of related transactions) does not exceed (x) $3,000,000 in any single transaction (or series of related transactions) and (y) $5,000,000 in any twelve month calendar period commencing on the Closing Date.

“Approved Bank” has the meaning ascribed thereto in the definition of “Cash Equivalents” contained herein.

“Approved Budget” shall have the meaning given to such term in Section 6.3. The Approved Budget includes all updates and modifications in the projections provided to Agent on the Closing Date.

“Bank Services” mean any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or its Affiliates or any other third party bank, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in SVB’s or such other applicable third party bank’s various agreements related thereto.

“Basic Rate” means (x) for $14,000,000 of the outstanding Advances under the Tranche 1 Loan, for any day, a per annum rate of interest equal to the greater of (i) Fourteen percent (14.0%), and (ii) Seven and One-Half percent (7.5%) plus the Prime Rate then in effect, (y) for $3,500,000 of the outstanding Advances under the Tranche 1 Loan, for any day, a per annum rate of interest equal to the greater of (i) Thirteen and One Half percent (13.5%), and (ii) Seven percent (7.0%) plus the Prime Rate then effect, and (z) for Advances under the Tranche 2 Loan, for any day, a per annum rate of interest equal to the greater of (i) Thirteen and One Half percent (13.5%), and (ii) Seven percent (7.0%) plus the Prime Rate then in effect.

“Board” means each Loan Party’s board of directors (or equivalent management or oversight body).

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 2

“Borrower” has the meaning set forth in the introductory paragraph hereto and shall include any Person that has executed and delivered a Joinder Agreement pursuant to Section 6.10 and is identified as a “Borrower” therein.

“Borrower’s Books” means all of the Loan Parties’ and their Subsidiaries’ books and records including: ledgers; records concerning the Loan Parties’ and their Subsidiary’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or data storage, and the related devices and equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized to close under the laws of, or are in fact closed in, California.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (consistently applied), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (consistently applied); provided that any lease that would properly be recognized as an “operating lease” prior to the adoption of ASC 842 shall continue to be treated as an operating lease and shall not constitute a Capital Lease Obligation for purposes of this Agreement.

“CARES Act - Title I” means Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“CARES Debt” means any loan by (i) any Governmental Authority (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such loan is guaranteed by a Governmental Authority (including the Small Business Administration), in each case pursuant to the CARES Act - Title I.

“Cash Equivalents” means, as to any Person: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 180 days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.; (c) certificates of deposit, denominated solely in U.S. Dollars, maturing within two years after the date of acquisition, issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or that is a U.S. subsidiary of a foreign commercial bank; in each of the foregoing cases, solely to the extent that: (i) such commercial bank’s short-term commercial paper is rated at least A-1 or the equivalent by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (any such commercial bank, an “Approved Bank”); or (ii) the par amount of all certificates of deposit acquired from such commercial bank are fully insured by the Federal Deposit Insurance Corporation; (d) commercial paper issued by any Approved Bank (or by the parent company thereof), in each case maturing not more than twelve months after the date of the acquisition thereof; or (e) in the case of any Foreign Subsidiary, (x) substantially similar investments of the type described in clauses (a) through (d) above denominated in foreign currencies and from similarly capitalized and rated foreign banks in the jurisdiction in which such Foreign Subsidiary is organized or operates and (y) such local currencies held by it from time to time in the ordinary course of business.

“Closing Date” has the meaning given to such term in the preamble hereto.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time, provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 3

to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means the property described on Exhibit A attached hereto.

“Collateral Pledge Agreement” means any pledge agreement or Debenture relating to the Equity Interests or evidence of Indebtedness of any Subsidiary owned directly or indirectly by a Loan Party.

“Commercial Tort Claim” means any “commercial tort claim” as defined in the Code.

“Commitment” means (a) with respect to all Lenders, $27,500,000, and (b) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto.

“Compliance Certificate” has the meaning given to such term in Section 6.4.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Agent in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Contribution Margin” means Direct Margin minus Operations and Support where:

Direct Margin means Revenue minus Cost To Provider;

Cost to Provider means all costs of services and fees Borrower or any Subsidiary pays to service providers, including all related costs associated with providing roadside assistance and other services to end users, computed using the same methodology employed in the Current Financial Statements to report such matters; and

Operations and Support means all operating costs related to network operations and customer support, including call center service departments, computed using the same methodology employed in the Current Financial Statements to report such matters.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control Agreement” means an agreement, the terms of which are satisfactory to Agent, which is executed by Agent, the applicable Loan Party and the applicable financial institution and/or securities/investment intermediary, and which perfects Agent’s (for itself and for the benefit of the Lenders) first priority security interest in such Loan Party’s accounts maintained as such financial institution or securities/investment intermediary. For the purposes of any account maintained outside of the United States, a debenture, in form and substance satisfactory to Collateral Agent, together with any ancillary documentation (e.g., a bank acknowledgement), shall be used in place of and shall constitute a “Control Agreement.” If an agreement of a different character than a Control Agreement or debenture is needed to perfect or charge Agent’s security interest in an account located outside of the United States, such agreement shall constitute a “Control Agreement.”

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 4

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether or not filed with the United States Copyright Office or foreign equivalent.

“Current Financial Statements” has the meaning given to such term in Section 5.9.

“Customer” means a Person that purchases a Loan Party’s products in the ordinary course of business that is not an Affiliate of Borrower or any of its Subsidiaries.

“Debenture” means any agreement governed by the laws of a country other than the United States or a state other than a state within the United States pursuant to which a Loan Party incurs one or more obligations to Agent or Lenders relating to an Advance, whether or not such agreement is called a debenture, including, without limitation, the ISR Debentures.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to (i) the then applicable Basic Rate of interest, plus (ii) 5% per annum.

“Deposit Account” means any “deposit account” as defined in the Code.

“Disclosure Schedules” mean the disclosure schedules attached at the end of the Perfection Certificate.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is one year and one day following the Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the date that is one year and one day following the Maturity Date.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Eligible Accounts” means Accounts receivable arising in the ordinary course of a Loan Party’s business. Agent reserves the right at any time and from time to time to adjust any of the criteria set forth below and to establish new criteria in its good faith credit judgment. Unless otherwise agreed by Agent, Eligible Accounts shall not include (a) Accounts owing by an Account Debtor whose principal place of business is not in the United States, (b) Accounts owing by any Loan Party Affiliates, (c) Accounts owing by an Account Debtor that any Loan Party owes money, goods or services or is obligated in any other way, but only to the extent of the possible amount owed, (d) Accounts owing by an Account Debtor, including any Affiliate, 25% of whose Accounts the Account Debtor has failed to pay within 90 days of the date of the invoice, (e) Accounts owing by an Account Debtor (other than Mercedes-Benz, BMW USA, Liberty Mutual Insurance Company or Volvo), including any Affiliate, whose total obligations to the Loan Parties exceed 75% of all Accounts, to the extent those obligations exceed that percentage, (f) Accounts where payment by the Account Debtor is or may be conditional, or is subject to the fulfillment of any condition whatsoever, or that the Loan Parties are not able to sue or otherwise enforce its right to receive payment, (g) Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, (h) Accounts related to or arising out of deferred Revenue, (i) Accounts that the Account Debtor has failed to fully pay within 120 days of the invoice date, and (j) any other Account that Agent reasonably determines the collection of which is doubtful.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 5

“English Loan Party” means a Loan Party incorporated or formed under the laws of England and Wales.

“English Security Documents” means each Debenture governed by English law.

“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or convertible debt, provided that in the case of any convertible debt, such convertible debt shall be required to be Subordinated Debt.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) under common control with the Borrower or any of its Affiliates within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“Event of Default” has the meaning given to such term in Section 8.

“Excluded Taxes” has the meaning given to such term in Section 2.7(d).

“Exit Fee” shall mean a fee in an amount sufficient, if needed, to increase the Minimum Return to 1.20:1.00 if payable on or before April 1, 2022, 1.25:1.00 if payable after April 1, 2022 but on or before October 1, 2022, or 1:30:1.00 if payable after October 1, 2022.

“Facility Fee” has the meaning given to such term in Section 2.5(a).

“FATCA” has the meaning given to such term in Section 2.7(d).

“Final Payment Fee” means $1,240,000.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Floow Disposition” means (i) the sale, conveyance, abandonment, Transfer or other disposition of all or substantially all of the assets and/or Equity Interests in and/or (ii) the unwinding or dissolution of, each of The Floow Limited, a private limited company incorporated under the laws of England and Wales with registered number 07968005, and The Floow North America Inc., a Delaware corporation; provided, however, that (a) such sale, conveyance, Transfer, or other disposition or unwinding or dissolution, as applicable, is approved by the Board of Urgent.ly, (b) the net proceeds, if any, from such sale, conveyance, abandonment, Transfer, or other disposition or unwinding or dissolution, as applicable (the “Floow Net Proceeds”), are remitted to an Account of a Loan Party that is subject to a Control Agreement, and (c) if the Floow Net Proceeds exceed $2,500,000, the Floow Net Proceeds in excess of $2,500,000 shall be promptly remitted to Agent to reduce the amount of the then outstanding Advances or other Obligations.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” means any date on which an Advance is made to or on account of Borrower under this Agreement.

“GAAP” means, as of any date of determination, generally accepted accounting principles as then in effect in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 6

“GDPR” means the European Union General Data Protection Regulation, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 of the European Parliament and the Council of the European Union and all regulations promulgated thereunder.

“Government Grant” shall mean any grant, funds, subsidy, award, or other benefit (including, tax benefits) from the government of the State of Israel or any other Governmental Authority (including the IIA, the Investment Center of the Israeli Ministry of Economy, the BIRD Foundation, any other Israeli or foreign bi/multi-national grant programs).

“Governmental Authority” means (a) any United States federal, state, county, municipal or foreign government (including, without limitation, the government of the State of Israel and of England and Wales), or political subdivision thereof, (b) any governmental or quasi‑governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other similar non‑governmental authority to whose jurisdiction that Person has consented.

“Guaranty” means each agreement entered into by and among a Loan Party, Agent and Lenders whereby such Loan Party agrees, inter alia, to guaranty any of Urgent.ly’s or another Loan Party’s obligations to Agent and/or Lenders.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IIA” means the Israel Innovation Authority of the Israeli Ministry of the Economy.

“Immaterial Subsidiary” means any Subsidiary of Borrower with book value of assets less than $250,000. As of the Closing Date, the only Immaterial Subsidiaries of the Borrower are Roadside Innovation (Arkansas) Inc., an Arkansas corporation, and Otonomo GmbH, a company formed under the laws of Germany.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including interest whether charged at the applicable Basic Rate or otherwise) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, including any earn-out obligations, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not more than 50 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person including indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of such Person in respect of bankers’ acceptances, (k) obligations in respect of Disqualified Stock, and (l) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise. The amount of any Indebtedness of any Person in respect of a Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement had terminated at the end of such fiscal quarter. In making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined, in each case to the extent that such agreement is legally enforceable in Insolvency Proceedings against the applicable counterparty thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer. For the avoidance of doubt, ordinary course operating leases shall not constitute Indebtedness.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 7

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, the UK Insolvency Act, the Israeli Companies Ordinance 5743-1983, the Israeli Companies Law 5759-1999, and the Israeli Insolvency and Economic Rehabilitation Law 5788-2018, or under any other bankruptcy or insolvency law (domestic or foreign), including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means, with respect to any Person (except in respect of an English Loan Party) as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is greater than all of such Person’s assets, (b) such Person is engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has incurred, or reasonably believes that it will incur, debts beyond its ability to pay such debts as they generally become due (whether at maturity or otherwise), or (d) such Person is not “solvent” or is “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances, or, under the Israeli Companies Ordinance 5743-1983, the Israeli Companies Law 5759-1999, the Israeli Insolvency and Economic Rehabilitation Law 5788-2018 or any other applicable law. In respect of an English Loan Party, it means, that as of any date of determination, (x) (i) it is unable or admits inability to pay its debts as they fall due, (ii) is deemed to or is declared to, be unable to pay its debts under applicable law, (iii) suspends or threatens to suspend making payments on any of its debts, or (iv) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding Agent or Lenders) with a view to rescheduling any of its Indebtedness, (y) the value its assets is less than its liabilities (taking into account contingent and prospective liabilities), or (z) a moratorium is declared in respect of any of its indebtedness, provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

“Intellectual Property” means all of a Person’s right, title, and interest in and to the following: domain names; Copyrights, Trademarks and Patents (including registrations and applications therefor prior to granting, and whether or not filed, recorded or issued); all trade secrets and related rights, including without limitation rights to unpatented inventions, know-how and manuals; all design rights; claims for damages by way of past, present and future infringement of any of the rights included above; all amendments, renewals and extensions of any Copyrights, Trademarks or Patents.

“Intellectual Property Security Agreement” means any agreement substantially in the form of Exhibit D hereto or such other form as approved by Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of December 16, 2021, by and between the Agent, the Lenders, the Junior Agent, the Junior Lenders, and acknowledged by the Loan Parties, as amended, restated, supplemented and/or otherwise modified from time to time.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” means “inventory” as defined in the Code, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Loan Party, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and such Loan Party’s Books relating to any of the foregoing.

“Investment” means any beneficial equity ownership in any Person (including stock, partnership interest or other securities), or any loan, advance or capital contribution to any Person.

“ISR Debentures” means (i) a first ranking floating charge over all of the present and future assets of each Israeli Loan Party, whether now existing or hereafter created (including without limitation, Intellectual Property) and fixed charge over the registered and unissued share capital, its reputation and goodwill, dated as of the Closing Date executed and delivered by each Israeli Loan Party, as applicable in favor of the Agent, to

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 8

the ratable benefit of the Lenders, (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the provisions thereof) substantially in the form of Exhibit J (“Debenture Floating Charge”); (ii) a first ranking fixed charge over certain assets of each Israeli Loan Party, including Intellectual Property, and other fixed assets and any tax benefit it may have, dated as of the Closing Date, executed and delivered by each Israeli Loan Party in favor of the Agent, to the ratable benefit of the Lender (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the provisions thereof) substantially in the form of Exhibit K (“Debenture Fixed Charge”); and (iii) Collateral Pledge Agreements which an Israeli Loan Party is a party to and/or its shares are being pledged and is governed by Israeli law, as amended, restated, supplemented, or otherwise modified from time to time.

“Israeli Loan Party” means any Loan Party organized under the laws of the State of Israel.

“Joinder Agreement” means, for a Domestic Subsidiary, the agreement substantially in the form of Exhibit G-1 hereto, and for a Foreign Subsidiary, the agreement substantially in the form of Exhibit G-2 hereto.

“Junior Agent” means Alter Domus (US) LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Junior Lenders.

“Junior Lenders” means the lenders party to the Junior Loan Documents, which as of the Closing Date are Highbridge Tactical Credit Master Fund, L.P., Highbridge Tactical Credit Institutional Fund, Ltd., Whitebox Multi-Strategy Partners, L.P., Whitebox Relative Value Partners, L.P., Pandora Select Partners, L.P., Whitebox GT Fund, LP and Onex Capital Solutions Holdings, LP.

“Junior Loan Agreement” means that certain Loan and Security Agreement, dated as of December 16, 2021, by and among, inter alios, Urgent.ly, certain Subsidiaries of Urgent.ly from time to time party thereto, the Junior Lenders and the Junior Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

“Junior Loan Documents” means (a) the Junior Loan Agreement and (b) each of the “Loan Documents” (as defined in the Junior Loan Agreement), in each case, as amended, restated, supplemented and/or otherwise modified from time to time after the date hereof in accordance with the terms of the Intercreditor Agreement.

“Landlord Subordination and Access Agreement” means an agreement between a Loan Party’s landlord(s) and Agent that provides Agent access to the premises that such Loan Party leases from such landlord in a form satisfactory to Agent.

“Lender Expenses” means all reasonable and reasonably documented costs or expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees incurred by Agent or any Lender; and Agent’s and any Lender’s reasonable attorneys’ fees and expenses incurred before, during and/or after an Insolvency Proceeding in maintaining, amending, enforcing, collecting, performing (including any workout or restructuring) or defending the Loan Documents, or incurred in any other matter or proceeding relating to the Loan Documents (including in all cases, without limit, court costs, legal expenses and reasonable attorneys’ fees and expenses, whether or not suit is instituted, and, if suit is instituted, whether at trial court level, appellate court level, in a bankruptcy, probate or administrative proceeding or otherwise).

“Lien” means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

“Liquidation Event” means the occurrence of any of the following events: (i) a merger of Urgent.ly or Otonomo with another entity pursuant to which Urgent.ly or Otonomo, as applicable, is not the surviving entity; (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of Urgent.ly or Otonomo; or (iii) any Person or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 9

Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of Urgent.ly entitled to vote for members of its Board on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Loan Documents” means, collectively, this Agreement, the ACH Debit Consent, the Perfection Certificate, each Note, each Joinder Agreement, each Notice of Borrowing, each Intellectual Property Security Agreement, each Control Agreement, each Landlord Subordination and Access Agreement, each Notice and Access Agreement, each Collateral Pledge Agreement, each Subordination Agreement, each Guaranty, each Debenture and all other documents, instruments and agreements executed or delivered by Borrower and/or any Loan Party to or for the benefit of Agent and Lenders in connection with this Agreement (as amended from time to time pursuant with the terms hereof); provided that the Loan Documents shall not include any stock purchase agreement, options, or other warrants (including, without limitation, the Warrants) or similar equity instruments to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, unit, or equity security issued to or purchased by any Lender or Lender Affiliate.

“Loan Party” means Borrower and any Person (other than Agent) that has executed a Joinder Agreement and delivered it to Agent.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, performance, properties, Revenue, assets, liabilities, capitalization, results of operations (financial or otherwise), cash flows or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, (iii) the ability of any Loan Party to perform its obligations under any of the Loan Documents applicable to such Loan Party, or (iv) the validity or priority of, or any impairment to, Agent’s security interests in the Collateral or Agent’s right to enforce any of its rights or remedies with respect to the Obligations.

“Material Contracts” mean any contract or agreement (whether written or oral) to which the Borrower or any of its Subsidiaries is a party which is filed or required to be filed with the SEC under the Securities Exchange Act of 1934.

“Material Customers” has the meaning given to such term in Section 5.19(c).

“Maturity Date” means January 1, 2025.

“Minimum Return” shall mean the ratio equal to (a) the aggregate amount, without duplication, of (i) the principal and interest, (ii) the Facility Fee and (iii) the Final Payment Fee, in all cases actually paid in cash by the Loan Parties to Agent for the benefit of Lenders hereunder; divided by (b) the aggregate amount of all Advances. For the avoidance of doubt, the foregoing clause (a) shall not include any amounts other than those listed, including, without limitation, the Success Fee, Amendment Fee, Restructuring Fee, fees paid directly to Agent for its own account, Lender Expenses and the value of any Equity Interests or any underlying securities.

“Minimum Funding Amount” means the entire amount available under the Term Loan for which an Advance is requested.

“Multiemployer Plan” means any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Borrower, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years has made or been obligated to make contributions.

“Negotiable Collateral” means all letters of credit of which a Loan Party is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and such Loan Party’s Books relating to any of the foregoing.

“Note” means a secured promissory note in favor of a Lender in the form of Exhibit B.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 10

“Notice and Access Agreement” means an agreement between a third party warehouse, fulfillment center, bailee or similar entity, on the one hand, and Agent on the other, that provides Agent access to the premises containing any Loan Party’s Inventory or other Collateral.

“Notice of Borrowing” means a notice of borrowing of an Advance pursuant to the terms of this Agreement in substantially the form of Exhibit C.

“Obligations” means all debt, principal, interest, fees, charges, Lender Expenses and other amounts owing by any Loan Party to Agent or a Lender of any kind and description whether arising under or pursuant to or evidenced by the Loan Documents, and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest due with respect to the Advances, and further including all Lender’s Expenses that any Loan Party is required to pay or reimburse by the Loan Documents, by law, or otherwise. Notwithstanding the foregoing, Obligations shall not include any obligations of Borrower in connection with a warrant or other equity security of Borrower held by Agent or a Lender or their Affiliates (including, without limitation, the Warrants) or any agreements governing the rights of Agent or any Lender or their Affiliates with respect to such warrant or other equity securities.

“Otonomo” means Otonomo Technologies Ltd., an Israeli limited company.

“Otonomo Disposition” means the sale, Transfer or other disposition of assets of Otonomo; provided, however, that (a) the aggregate book value of the assets subject to such sale, Transfer or other disposition does not exceed $700,000 and (b) the net proceeds, if any, from such sale, Transfer or other disposition are remitted to an Account of a Loan Party that is subject to a Control Agreement.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, whether or not filed with the United States Patent and Trademark Office or any foreign equivalent.

“Pension Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 of the Internal Revenue Code or Section 302 of ERISA, and which is or was, within the preceding six years, maintained by Borrower, any of its subsidiaries (except for an English Loan Party) or any ERISA Affiliate.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit F hereto.

“Permitted Indebtedness” means the following:

(a)
Indebtedness in favor of Agent or a Lender arising under this Agreement or any other Loan Document;
(b)
Indebtedness existing on the Closing Date and disclosed in the Disclosure Schedules;
(c)
Indebtedness consisting of: (i) accounts receivable financings on terms satisfactory to Agent in its sole discretion; (ii) capital leases; (iii) Permitted Investments allowed pursuant to Section (f) of the definition of Permitted Investments; and (iv) purchase money obligations for fixed or capital assets within the limitations set forth in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment and software financed with such Indebtedness;
(d)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is promptly extinguished;

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 11

(e)
Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(f)
Indebtedness that may be deemed to exist in connection with agreements providing for warranty obligations entered into in the ordinary course of business;
(g)
Indebtedness arising from customary cash management services or in connection with any automated clearinghouse transfer of funds in the ordinary course of business;
(h)
Indebtedness arising from Bank Services provided by SVB or any third party bank;
(i)
Indebtedness consisting of the financing of insurance premiums contemplated by clause (i) of the definition of “Permitted Liens”;
(j)
trade accounts payable and accrued obligations incurred in the ordinary course of business provided that except as disclosed in the Disclosure Schedules, any such trade accounts payable and accrued obligations in excess of $500,000 that are more than 60 days past due shall not be Permitted Indebtedness;
(k)
unsecured obligations of any kind not to exceed at any time outstanding more than $100,000;
(l)
Indebtedness of Borrower or any of its Subsidiaries with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business not to exceed in the aggregate more than $750,000 at any time;
(m)
Indebtedness of Borrower consisting of any 2022 Convertible Debt provided that none of the 2022 Convertible Debt shall be repaid (or prepaid) prior to the Maturity Date, it being understood that the 2022 Convertible Debt may be converted into Equity Interests prior to the Maturity Date as expressly permitted under Section 7.7 hereof and that this clause (m) shall not restrict the payment of any amounts that are otherwise expressly permitted under Section 7.7;
(n)
Indebtedness arising under the Junior Loan Documents not to exceed the principal amount of $40,000,000 pursuant to the Term Loans (as defined in the Junior Loan Agreement), not to be repaid (or prepaid) prior to the Maturity Date, it being understood that the Indebtedness arising under the Junior Loan Documents may be converted into Equity Interests prior to the Maturity Date as expressly permitted under Section 7.7 hereof, plus interest payable under the Junior Loan Documents, plus any premium (if any), final payment, interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations, in each case, arising under the Junior Loan Documents; and

(o)
Subordinated Debt.

“Permitted Investment” means:

(a)
Investments existing on the Closing Date disclosed in the Disclosure Schedules;
(b)
Investments constituting cash and Cash Equivalents, provided such cash and Cash Equivalents are in accounts which are subject to a Control Agreement in favor of Agent to the extent required under Section 7.11 of this Agreement;
(c)
Investments accepted in connection with Permitted Transfers;
(d)
Investments (i) by and among Loan Parties, and (ii) by Subsidiaries that are not Loan Parties in Loan Parties;

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 12

(e)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Loan Parties’ business;
(f)
Investments consisting of the purchase of capital assets in an amount not to exceed $500,000 per fiscal year;
(g)
Investments consisting of loans or advances to employees (i) for travel or expenses incurred in the ordinary course of business and not to exceed $25,000 in the aggregate at any time outstanding; or (ii) in connection with the exercise of any options or warrants granted under an equity compensation plan but not involving the net transfer on a substantially contemporaneous basis of cash proceeds;
(h)
Approved Acquisitions;
(i)
Investments in Subsidiaries that have not signed a Joinder Agreement not to exceed an aggregate of $50,000 per fiscal year; and
(j)
Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Permitted Licenses” mean non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, but excluding any such license or arrangement pursuant to which Borrower or its Subsidiaries incurs any recurring or one-time payment obligations to any Person (excluding inchoate indemnity obligations).

“Permitted Liens” means the following:

(a)
Liens existing on the Closing Date as disclosed in the Disclosure Schedules;
(b)
Liens for taxes, fees, assessments or other governmental charges or levies that are delinquent and for which Borrower or any applicable Subsidiary maintains adequate reserves;
(c)
Liens (i) upon or in any equipment acquired or held by a Loan Party or a Subsidiary to secure the purchase price of such equipment incurred solely for the purpose of financing the equipment not to exceed $650,000 outstanding at any time, or (ii) existing on such assets at the time of their acquisition, provided that with respect to clauses (i) and (ii), the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such assets; provided further that the same have no priority over Agent’s Lien in the Collateral (other than with respect to such equipment) and do not encumber the Collateral (other than with respect to such equipment);
(d)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien (i) shall be limited to the property encumbered by the existing Lien, (ii) shall not exceed the principal amount and interest rate of the indebtedness being extended, renewed or refinanced and (iii) term for payment, the maturity and weighted average life to maturity with respect to items listed in clause (a) above in this definition shall not decrease in connection with any such extension, renewal or refinancing;
(e)
Non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of Borrower’s and/or its Subsidiaries (as applicable) business;
(f)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.5 or Section 8.7;
(g)
Liens in favor of other financial institutions arising in connection with Borrower’s and/or its Subsidiaries’ deposit accounts or securities accounts held at such institutions to secure standard fees for services charged by, but not financing made available by such institutions; provided that Agent, for itself and the

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 13

benefit of Lenders has a perfected security interest in the amounts held in such accounts to the extent required under Section 7.11 of this Agreement;
(h)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(i)
Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;
(j)
Liens on deposits securing obligations with suppliers entered into in the ordinary course of business;
(k)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens attach only to Inventory and secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same, are not overdue by more than 15 days;
(l)
Liens securing Indebtedness described in subsection (h) of the definition of Permitted Indebtedness in an aggregate principal amount not to exceed $2,500,000; provided that such Liens are limited exclusively to cash deposited into Deposit Accounts the balance of which does not to exceed $2,500,000;
(m)
Liens to secure workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business;
(n)
Liens securing Indebtedness arising under the Junior Loan Documents, subject to the terms of the Intercreditor Agreement;
(o)
Liens securing the obligations of Borrower pursuant to the 2023 Convertible Notes; and
(p)
Liens in favor of the Agent granted pursuant to a Loan Document.

“Permitted Transfer” has the meaning given to such term in Section 7.2.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any Governmental Authority.

“Prime Rate” means, for any day, the Prime Rate most recently published in the Money Rates section of the Western Edition of The Wall Street Journal but in no event less than 3.25%, provided however, if the Prime Rate increases during any given month, the Prime Rate shall be deemed to be such increased amount as of the first day of such month and the additional interest resulting from such increase shall be due and payable on the first Business Day of the following month. If the Wall Street Journal, Western Addition no longer reports the Prime Rate, then Agent shall select a reasonably comparable index or source to use as the basis for the Prime Rate, provided that in no event shall the Prime Rate be less than 3.25%.

“Pro Rata Percentage” means, with respect to any Lender, a percentage equal to a fraction, the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate of the Commitments of all Lenders.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“PSC Registrable Person” means a “registrable person” or “registrable relevant legal entity”.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 14

“Register” has the meaning given to such term in Section 13.1.

“Required Lenders” means Lenders holding a majority in interest of the Commitment.

“Responsible Officer” means the President, Chief Executive Officer, Chief Financial Officer, Head of Finance, Controller or director of a Loan Party.

“Restructuring Fee” means $2,231,883.86.

“Revenue” means, for any Person, revenue received by such Person as determined in accordance with GAAP (consistently applied) from the sale of finished Goods, (as defined in the Code), Inventory or services, in all cases in the ordinary course of such entity’s business, less returns, credits and sales taxes, computed using the same methodology employed in Current Financial Statements to report such matter.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons,” or any similar list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority (c) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and, prior to January 1, 2017, Sudan) or (d) owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(c).

“Securities Account” means any “securities account” as defined in the Code.

“Small Business Administration” means the U.S. Small Business Administration.

“SEC” means the Securities and Exchange Commission, or any governmental or regulatory authority succeeding to any of its principal functions.

“Subordinated Debt” means any Indebtedness incurred by a Loan Party that is subordinated to the Obligations pursuant to a Subordination Agreement on terms acceptable to Agent.

“Subordination Agreement” means any subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent entered into between Agent and the other creditor, on terms acceptable to Agent whereby a Person subordinates the Indebtedness of Borrower or any Loan Party to such Person to the Indebtedness of Borrower or any Loan Party to Agent and/or Lenders.

“Subsidiary” means any Person that is an entity of which a majority of the outstanding capital stock, membership interests or other equity interests entitled to vote for the election of directors, managers or the equivalent is owned by Borrower directly or indirectly through Subsidiaries including any Subsidiary formed after the date hereof.

“Success Fee” means seventeen and one-half percent (17.5%) of the Commitment, fully earned as of October 19, 2023.

“Successor Borrower” has the meaning given to such term in Section 7.3.

“SVB” means Silicon Valley Bank.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 15

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any synthetic lease that would appear on a balance sheet of such Person in accordance with GAAP (consistently applied) if such obligations were accounted for as Capital Lease Obligations.

“Tax Returns” means any return, report, information return, report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority or any other tax authority in connection with the determination, assessment, collection or payment of any Tax or the administration, implementation or enforcement of or compliance of any laws or administrative requirements relating to any Tax.

“Term Loan” means the term loans made available from time to time by Lender to Borrower pursuant to the Tranche 1 Loan or the Tranche 2 Loan.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks, whether or not filed with the United States Patent and Trademark Office or any foreign equivalent.

“Tranche 1 Loan” means $17,500,000, the full amount of which was outstanding pursuant to the First Amended and Restated Credit Agreement.

“Tranche 2 Loan” means $10,000,000, the full amount of which was outstanding pursuant to the Second Amended and Restated Credit Agreement.

“Transfer” has the meaning given to such term in Section 7.2.

“UK Insolvency Act” means the Insolvency Act 1986.

“Unrestricted Cash” of any Person, means cash or Cash Equivalents of such Person, (a) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (b) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (c) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the organizational documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such cash or Cash Equivalents from being applied to the payment of the Obligations, (d) in which no Person other than the Agent has a Lien other than Permitted Liens as set forth in subsection (g) and/or (n) of the definition of Permitted Liens, and (e) that are held in a Deposit Account or Securities Account, as applicable, in which the Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code or for any Deposit Account or Securities Account located outside the United States, other controlling legal authority), but in all cases shall exclude the amount of such Person’s Indebtedness which is more than 10 Business Days overdue (or in the case of Indebtedness of the type described in clause (e) of the definition of Indebtedness, remains outstanding more than 10 Business Days from the date constituting Indebtedness)..

“USA FREEDOM Act” means The Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet-collection and Online Monitoring (USA FREEDOM ACT) Act of 2015, Public Law 114-23 (June 2, 2015), as may be amended.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as may be amended.

“Warrant” means the warrant (or warrants) in favor of a Lender or one or more Affiliates of a Lender issued in connection with (a) the First Amended and Restated Credit Agreement, as such warrants may be amended or amended and restated from time to time, and (b) the Second Amended and Restated Credit Agreement, as such warrants may be amended or amended and restated from time to time.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 16

1.2
Other Interpretive Provisions. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to (a) any other document, instrument or agreement shall include all exhibits, schedules, annexes and other attachments thereto, and (b) any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation, and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. References to this Agreement or any of the other Loan Documents shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified, restated and supplemented from time to time and in effect at any given time, provided that Borrower may amend the Perfection Certificate and Disclosure Schedules unilaterally only as expressly authorized in Section 5. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, (d) all references to dollars, Dollars or $ shall mean United States Dollars, and (e) all accounting terms used in this Agreement or any other Loan Document (e.g. revenue) shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, consistently applied. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
2.
Loan and Terms of Payment
2.1
Commitment. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, each Lender agrees to lend to Borrower the Advances; provided that the aggregate principal amount of the Advances shall not exceed the Commitment, and no Lender shall be required to lend more than its Pro Rata Percentage of the Commitment as set forth on Schedule 2.1. If prepaid, the principal of the Advances made pursuant to any Term Loan may not be reborrowed. As of the Closing Date, Seventeen Million Five Hundred Thousand Dollars ($17,500,000) of the outstanding Advances shall be deemed to be Advances under the Tranche 1 Loan, and Ten Million Dollars ($10,000,000) of the outstanding Advances shall be deemed to be Advances under the Tranche 2 Loan.
2.2
Use of Proceeds; The Advances.
(a)
Use of Proceeds. The proceeds of the Advances shall be used solely for the general corporate purposes of the Borrower, including without limitation growth related initiatives, refinancing of existing Indebtedness, acquisitions, and additional capex spending, in all cases subject to the terms of this Agreement.
(b)
The Advances. The Advances shall be repayable as set forth in Section 2.4. Each Lender and Agent may, and are hereby authorized by Borrower to, endorse in Lender’s and Agent’s books and records appropriate notations regarding such Lender’s interest in the Advances; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations.
2.3
Procedure for Making Advances; Interest.
(a)
Notice and Eligibility. Other than the Advance for the Tranche 1 Loan, Borrower shall submit a Notice of Borrowing to Agent not less than three (3) Business Days prior to each Funding Date. The Notice of Borrowing for the Tranche 1 Loan has already been submitted. Upon receipt of a Notice of Borrowing, Agent shall immediately notify Lenders. Each Lender’s obligation hereunder to make the Advance on the initial Funding Date shall be subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2. The amount of any requested Advance shall be for at least the Minimum Funding Amount. Each Lender’s obligation hereunder to make a subsequent Advance shall be subject to the satisfaction of the conditions set forth in Section 3.2. Upon satisfaction of the applicable conditions for any Advance requested by Borrower hereunder, each Lender agrees, severally and not jointly, to make such Advance to Borrower in an aggregate principal amount equal to such Lender’s Pro Rata Percentage of such Advance for the Term Loan being provided.
(b)
Interest Rate. Borrower shall pay interest to Agent for the benefit of Lenders on the unpaid principal amount of the Advances from the date of such Advance until such Advance has been paid in full in cash, at a per annum rate of interest equal to the Basic Rate. In addition, Borrower shall pay interest to Agent for the benefit of Lenders at the

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 17

Basic Rate for Advances made under the Tranche 2 Loan on any other Obligation from the time when such Obligation is due until such Obligation has been paid in full in cash. All computations of interest shall be based on a year of three hundred sixty (360) days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.
(c)
Disbursement. Subject to the satisfaction of the conditions set forth in Section 3.1 and Section 3.2, as applicable, with respect to any Advance, the Advances shall be disbursed by Agent after receipt from the responsible Lender via wire transfer of funds to one or more accounts designated in writing by Borrower in the Notice of Borrowing.
(d)
Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents to contrary, Lender’s obligation to provide any additional Advance has terminated as of the Closing Date.
2.4
Amortization of Principal and Interest; Final Payment.
(a)
Interest Payments. Interest on each Advance shall be due and payable to Agent for the benefit of Lenders in advance on the first Business Day of each month and continuing on the first Business Day of each month thereafter (each a “Payment Date”) during the term of such Advance; provided however, and in addition, that upon the funding of each Advance, interest on such Advance shall be withheld from the Advance on the Funding Date of the Advance for the period between the Funding Date of such Advance and the first Payment Date immediately following the Funding Date of such Advance. Once paid, interest is nonrefundable and shall be deemed earned as of the Payment Date for which such interest payment is due. Agent shall allocate and distribute all interest payments received from Borrower to the Lenders based on each Lender’s Pro Rata Percentage.
(b)
Principal Payments. Borrower shall repay the entire outstanding principal amount of the Advances on the Maturity Date. Agent shall allocate and distribute all principal payments received from Borrower to the Lenders based on each Lender’s Pro Rata Percentage.
(c)
Final Payment. Borrower shall pay the entire unpaid principal of Advances and accrued and unpaid interest thereon, and all other unpaid Obligations arising under the Term Loan, in full in cash on the Maturity Date, including the Final Payment Fee, the Success Fee, the Restructuring Fee, the Exit Fee and the Amendment Fee. Agent shall allocate and distribute all such payments to the Lenders based on each Lender’s Pro Rata Percentage.
2.5
Fees and Expenses. Borrower shall pay to Agent the following:
(a)
Facility Fee. On each Funding Date, a cash facility fee equal to one percent (1.0%) of the Advance (each, a “Facility Fee”), payable to Agent for the benefit of SCI. The Facility Fee will be deducted and withheld from such Advance. The Facility Fee is nonrefundable and deemed fully earned as of the Funding Date related to the Advance for which the Facility Fee is due. As of the Closing Date, the Facility Fee in respect of the Tranche 1 Loan (equal to $175,000) and the Facility Fee in respect of the Tranche 2 Loan (equal to $100,000) have been paid to Agent for the benefit of SCI and no further payment is required with respect thereto.
(b)
Reserved.
(c)
Lender’s Expenses. On the initial Funding Date, all unreimbursed Lender Expenses, which Agent may deduct from the Advance. Thereafter, all unreimbursed Lender Expenses shall be due on demand. Agent shall allocate and disburse such payments to the Person having incurred such Lender Expenses.
(d)
Late Fee. If any payment is not made when due, Borrower shall pay a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. Agent shall allocate and distribute all such payments to the Lenders based on each Lender’s Pro Rata Percentage.
2.6
Prepayments.
(a)
Mandatory Prepayment Upon an Acceleration. If, at the election of Agent, repayment of the Advances is accelerated following the occurrence and continuance of an Event of Default, then Borrower shall immediately pay to Agent for the benefit of Lenders (i) all accrued and unpaid payments of interest with respect to the Advances due prior to the date of prepayment, (ii) the outstanding principal amount of the Advances, (iii) the Success Fee, (iv) the Final Payment Fee, (v) the Exit Fee, (vi) the Amendment Fee, (vii) the Restructuring Fee and (viii) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances, including all Obligations due hereunder.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 18

(b)
Mandatory Prepayment Upon a Liquidation Event. If a Liquidation Event shall occur, then Borrower shall upon such Liquidation Event pay to Agent for the benefit of Lenders (i) all accrued and unpaid payments of interest with respect to the Advances due prior to such Liquidation Event, (ii) the outstanding principal amount of the Advances, (iii) the Success Fee, (iv) the Final Payment Fee, (v) the Exit Fee, (vi) the Amendment Fee, (vii) the Restructuring Fee and (viii) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances, including all Obligations due hereunder.

(c)
Voluntary Prepayment of Advances. Borrower shall have the right upon not less than five (5) Business Days’ advance written notice to Agent, to prepay the Advances in whole and not in part. Upon such repayment or prepayment of the Advances, the Borrower hereby absolutely and unconditionally promises to pay to the Agent, for the benefit of the Lenders, and there shall become absolutely due and payable on the date of each such repayment or prepayment, all of the unpaid interest, if any, accrued to such date on the amount of the principal of the Advances being repaid or prepaid on such date, together with (i) the Success Fee, (ii) the Final Payment Fee, (iii) the Exit Fee, (iv) the Amendment Fee, (v) the Restructuring Fee and (vi) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances, including all Obligations due hereunder.
(d)
Mandatory Prepayment on the Closing Date. On the Closing Date, Borrower shall prepay (i) the Tranche 1 Loan in the principal amount of $17,500,000, (ii) the Success Fee in the principal amount of $4,812,500, and (iii) the Final Payment Fee in the principal amount of $1,240,000.
2.7
Other Payment Terms.
(a)
Place and Manner. Borrower shall authorize Agent to cause all payments due to Agent hereunder, whether such payments are on account of the Advances, Lender Expenses, fees or other payments due, to be made in lawful money of the United States, in good same day or immediately available funds to an account designated by Agent or to Agent’s address.
(b)
Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
(c)
Default Rate. If an Event of Default has occurred and is continuing, at Agent’s election, Borrower shall pay interest on the Obligations from the date of such Event of Default until such Event of Default is cured, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of three hundred sixty (360) days for actual days elapsed.
(d)
Payments Free from Taxes. All payments by or on account of any obligation of a Loan Party hereunder shall be made free and clear of, and without deduction for, any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed under U.S. federal, state, local or any foreign law (including additions to tax, penalties and interest), other than (i) taxes imposed on or with respect to a Lender or its assignee based on or measured with respect to overall net income or net profits (including any branch profits or franchise taxes imposed in lieu thereof), (ii) backup withholding taxes by the jurisdiction (or any political subdivision thereof) under the laws of the jurisdiction(s) in which a Lender or its assignee is resident or deemed to be resident, is organized, or carries on business or is deemed to carry on business (other than a jurisdiction in which a Lender or its assignee would not have been treated as carrying on business but for this Agreement) to which such payment relates, other than any such withholding taxes under Israeli or English law, (iii) withholding taxes imposed on amounts payable to or for the account of such Lender or assignee with respect to an applicable interest in an Obligation or Advance pursuant to a law in effect on the date on which such Lender or assignee acquires such interest in the Obligation or Advance, other than any such withholding taxes under Israeli or English law, (iv) any U.S. federal withholding Taxes imposed under FATCA and (v) any taxes imposed solely as a result of a Lender’s or any of its assignee’s assignment of this Agreement (such taxes in clauses (i)-(v), “Excluded Taxes”). For the avoidance of doubt, any withholding taxes under Israeli or English law will not be considered as Excluded Taxes. If any taxes, other than Excluded Taxes, shall be deducted (as required by law or otherwise) from, or in respect of, any such payments (including any consent or similar fees), (x) the sum payable by a Loan Party shall be increased as necessary so that after making all deductions (including deductions on account of taxes that are applicable to additional sums payable under this Section 2.7(d)), a Lender or its assignee receives an amount equal to the sum it would have received had no such deductions been made, (y) the applicable withholding agent shall make such deductions, and (z) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 19

Within thirty (30) days after the date of any payment of amounts deducted to the appropriate taxing authority (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), Borrower, or the Loan Party making payment, shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or such other written proof of payment thereof that is reasonably satisfactory to Agent. If a Loan Party fails to pay any taxes (other than Excluded Taxes) when due to the appropriate taxing authority or fails to remit to Agent for the benefit of the Lenders the required receipts or other required documentary evidence, the Loan Parties shall indemnify Agent and Lenders (and any assignee) for any taxes (other than Excluded Taxes) that may become payable by such person (or such person’s beneficial owners) arising out of such failure. Notwithstanding anything to the contrary contained herein, in the event that a Lender shall sell, assign, transfer, convey or otherwise dispose of any or all of its rights and/or obligations hereunder to a Person that is not a “United States Person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended), such Lender (and not any Loan Party) shall be solely responsible for any withholding or other taxes assessed on account of such transfer, or on account of the payment of principal and/or interest to such Person under this Agreement. As used herein, “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
(e)
Crediting Payments. Unless otherwise approved by Agent, all payments to be made by any Loan Party under any of the Loan Documents shall be made by same day wire transfer to Agent for the benefit of Lenders in accordance with the wire transfer instructions as provided in writing by Agent, as may be updated in writing from time to time by Agent. Unless otherwise determined by Agent, all payments received from any Loan Party shall be applied first to any outstanding fees and/or Lender Expenses, then to accrued and unpaid interest, then to principal. Any wire transfer or payment received by Agent after 12:00 noon Pacific Time may be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Notwithstanding the foregoing, Borrower authorizes Agent to process payment of all Obligations by debiting Borrower’s account as provided in the ACH Debit Consent, and notice shall be provided to Borrower should any payment be processed.
2.8
Term. This Agreement shall become effective on the Closing Date, superseding the Second Amended and Restated Credit Agreement, and shall continue in full force and effect for so long as any Obligations remain outstanding (other than inchoate indemnity obligations). Notwithstanding termination, Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding (other than inchoate indemnity obligations) and upon payment in full in cash of all Obligations (other than inchoate indemnity obligations which are not the subject of an indemnity claim), Agent’s Lien on the Collateral shall terminate automatically.
3.
Conditions of Closing and Advances
3.1
Conditions Precedent to Initial Funding. The obligation of each Lender to make the initial Advance on the Closing Date is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent, or that Agent shall have waived in writing the requirement to receive such item, all of the following:
(a)
The Loan Documents duly executed by Borrower and its Subsidiaries required to sign a Joinder Agreement;
(b)
A duly executed officer’s certificate of Borrower and any party signing a Joinder Agreement containing the following documents: (i) current certificate of incorporation (or equivalent document), (ii) bylaws, (iii) resolutions authorizing the Loan Documents, (iv) a good standing certificate from each party’s state of formation and from any state where such party is, or is required to be, qualified to do business and (v) incumbency and representative signatures;
(c)
All necessary consents of stockholders or members and other third parties with respect to the execution, delivery and performance of the Loan Documents;
(d)
All documentation and other information which Agent reasonably requests with respect to any Loan Party in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, IRS Form W-9 and other applicable tax forms;
(e)
The Current Financial Statements of Borrower shall have been delivered to Agent;
(f)
Evidence of the insurance coverage required by Section 6.8 of this Agreement; and
(g)
Such other documents, and completion of such other matters, as Agent may deem necessary or appropriate.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 20

3.2
Conditions Precedent to all Advances. The obligation of Lender to make each Advance, including the initial Advance on the initial Funding Date, is further subject to the following conditions:
(a)
Borrower shall have executed and delivered to Agent for the benefit of a Lender, the Note in the principal amount of such Advance including the initial Advance;
(b)
Agent shall have received such documents, instruments and agreements, including certificates evidencing Collateral consisting of Equity Interests, UCC financing statements (other than in respect of the English Security Documents) or amendments to UCC financing statements, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent pursuant to Section 4;
(c)
Each Loan Party shall have delivered to Agent for the benefit of Lender a Subordination Agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien on any item of Collateral;
(d)
The representations and warranties contained in Section 5 shall be true and correct on and as of effective date of each Advance as though made at and as of each such date, and no Default or Event of Default shall have occurred and be continuing, or would exist after giving effect to such Advance. The making of each Advance shall be deemed to be a representation and warranty by each Loan Party on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2.
(e)
The funding of such Advance shall be allowed pursuant to the Intercreditor Agreement.
(f)
In Agent’s reasonable discretion, there has not been any material impairment in the Collateral, Loan Parties’ general affairs, management, results of operations, financial condition or the prospect for repayment of the Obligations.
(g)
Such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including documentation necessary so that Administrative Agent can comply with applicable know-your-client regulations.
3.3
Covenant to Deliver. Each Loan Party agrees (not as a condition but as a covenant) to deliver to Agent each item required under this Agreement to be delivered to Agent as a condition to each Advance, if such Advance is made. Each Loan Party expressly agrees that the extension of such Advance prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of such Loan Party’s obligation to deliver such item. Upon Agent’s written request, Borrower shall promptly deliver an executed Note representing any Advance that is then outstanding.
4.
Creation of Security Interest
4.1
Grant of Security Interest.
(a)
To secure prompt repayment of any and all Obligations and prompt performance by the Loan Parties of each of its covenants and duties under the Loan Documents, the Loan Parties grants Agent, for itself and as agent for Lenders, a continuing security interest in all presently existing and hereafter acquired or arising Collateral. Except as set forth in the Disclosure Schedules, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof subject to Permitted Liens described in subsections (c), (g) or (l) of the definition of Permitted Liens. This Agreement is intended by the parties to be a security agreement for purposes of the Code.
(b)
Each Israeli Loan Party undertakes to create, in favor of the Agents and for the ratable benefit of the Lenders, a first-ranking floating charge over all of the present and future assets of such Israeli Loan Party whether now existing or hereafter created (including without limitation, Intellectual Property), and a first ranking fixed charge over its registered and unissued share capital, its reputation and goodwill, Intellectual Property and other fixed assets and any tax benefit it may have, in accordance with the Debenture Floating Charge and the Debenture Fixed Charge. In addition, each Israeli Loan Party undertakes to create, within 20 days of the end of each financial quarter, and more often if requested at the sole and absolute discretion of the Agent, a first ranking fixed charge over any additional applications for registration of Intellectual Property of such Israeli Loan Party or additional registered Intellectual Property of such Israeli Loan Party and any additional unregistered Intellectual Property developed by such Israeli Loan Party, if any, all in accordance with the Debenture Fixed Charge in the form attached hereto as Exhibit K (or in the form of an amendment to the existing ISR Debenture, at the Agents’ discretion; each such new and/or amended debenture shall also be included in the definition of the term “ISR Debenture” herein). Each Israeli Loan Party warrants and represents that the charges of the ISR Debentures, upon the filing and due registration thereof, shall be first priority fixed and floating charges (as provided therein) in the Collateral (in respect of such assets that are pledged under the ISR Debentures).

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 21

4.2
Duration of Security Interest. Agent’s security interest in the Collateral shall continue until the payment in full in cash and the satisfaction of all Obligations (other than inchoate indemnity obligations or other obligations that expressly survive termination), whereupon such security interest shall terminate and Agent shall, at Borrower’s sole cost and expense, promptly execute such further documents and take such further actions as may be necessary to effect the release contemplated by this Section 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.
4.3
Possession of Collateral. So long as no Event of Default has occurred and is continuing, the Loan Parties shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Agent for perfection of its security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with all the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.
4.4
Delivery of Additional Documentation Required. The Loan Parties shall from time to time execute and deliver to Agent for the benefit of Lenders, at the request of Agent, all Negotiable Collateral (having a value in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate) and other documents that Agent may reasonably request, in a form satisfactory to Agent, to perfect and continue the perfection of Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. For the avoidance of doubt, if a Loan Party acquires a Commercial Tort Claim (having a value in excess of One Hundred Fifty Thousand Dollars ($150,000)), such Loan Party shall promptly notify Agent in a writing signed by such Loan Party of the general details thereof and upon Agent’s request, such Loan Party shall promptly, but in no event more than three (3) Business Days after such request, agree to an amendment to the definition Collateral in Exhibit A hereto to include such Commercial Tort Claim, such amendment to be in form and substance as required by Agent.
4.5
Right to Inspect. Agent (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect a Loan Party’s and its Subsidiaries’ Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify the Loan Parties’ and their Subsidiaries’ financial condition or the amount, condition of, or any other matter relating to, the Collateral.
5.
Representations and Warranties

Each Loan Party represents, warrants and covenants to Agent and Lenders as follows, which representations, warranties and covenants shall survive the execution and delivery of this Agreement and the providing of Advances pursuant hereto:

5.1
Due Organization and Qualification. Each Loan Party is duly formed and existing under the laws of its state or other jurisdiction of formation as disclosed in the Perfection Certificate, and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect. Each of the Loan Parties’ Subsidiaries is duly formed and validly existing under the laws of its respective jurisdiction of formation as disclosed in the Perfection Certificate. With respect to any Israeli Loan Party, each Israeli Loan Party is duly organized and validly existing and not in the status of a 'breaching company' (as such term is defined under the Israeli Companies Law 5759), under the laws of the State of Israel and has the power to carry on its business as it is now being conducted and to owns its property and other assets.
5.2
Authority. The execution, delivery, and performance of the Loan Documents are within the Loan Parties’ powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision of a Loan Party’s certificate of incorporation (or equivalent). No Loan Party is in default under any Material Contract to which it is a party or by which it is bound and the execution and delivery by such Loan Party of the Loan Documents will not cause a breach of any Material Contract to which such Loan Party is a party or by which it is bound.
5.3
Subsidiaries. As of the Closing Date, each Subsidiary (both direct and indirect) of Urgent.ly is disclosed on the Perfection Certificate. Except as disclosed on the Perfection Certificate, Borrower’s ownership interests in each Subsidiary is evidenced by a physical certificate which has been delivered to Agent in furtherance of its Lien on the Collateral. Each Subsidiary is duly formed and validly existing under the laws of its respective jurisdiction as disclosed in the Perfection Certificate.
5.4
Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which a Loan Party is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will (a) conflict with or result in a breach of any material law or any material

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 22

regulation, order, writ, injunction or decree of any court or governmental instrumentality or (b) result in the creation or imposition of any Lien on any assets of Borrower or any Subsidiary, other than Permitted Liens and Liens granted to Agent under this Agreement.
5.5
Enforceability. The Loan Documents have been duly executed and delivered by the Borrower and/or any Loan Party that is a party thereto, and constitute legal, valid and binding obligations of Borrower or such Loan Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.
5.6
No Prior Encumbrances. The Loan Parties have good, valid and marketable title to the Collateral, free and clear of Liens, except for the first priority Lien held by Agent and except for other Permitted Liens. The Loan Parties have all right to dispose of the Collateral free and clear of all Liens except for Permitted Liens.
5.7
Name; Location of Chief Executive Office, Principal Place of Business and Collateral. As of the Closing Date and each date that a Compliance Certificate is to be delivered, (a) in the most recent five (5) years, the Loan Parties have not done business under any name other than that specified on the signature page hereof or as disclosed on the Perfection Certificate, as may be amended, (b) the chief executive office (or in respect of an English Loan Party, its registered office), principal place of business, and the locations where the Loan Parties maintain their records concerning the Collateral are presently located at the address(es) set forth in the Perfection Certificate, as may be amended (c) the tangible property included in the Collateral is presently located at the address(es) set forth in the Perfection Certificate, as may be amended, and (d) the Perfection Certificate is accurate and complete. Except as disclosed in Section 2.f of the Perfection Certificate, as may be amended, no Collateral is in the possession of a bailee or any third party.
5.8
Litigation; Governmental Action. Except as set forth in Section 6 of the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened by or against Borrower or any of its Subsidiaries involving (i) more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000), (ii) fines, penalties or other sanctions by any Governmental Authority, or (iii) claims for injunctive or equitable relief. Except as set forth in Section 6 of the Perfection Certificate, there is no action or proceeding pending by or against Borrower or any of its Subsidiaries where Borrower or any Subsidiary has incurred in excess of $250,000 in legal expenses, including without limitation, attorneys’ fees, for which Borrower has not been reimbursed by third party insurance (i.e., not self-insurance) within 60 days of Borrower’s written request for reimbursement.
5.9
Financial Statements. All consolidated financial statements related to Borrower and its Subsidiaries fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and consolidated results of operations for the period then ended. There has not been a material adverse change in the financial condition of the Loan Parties since the date of the most recent of such financial statements and submitted to Agent and Lenders and most recently filed by the Borrower with the SEC as of the Closing Date (the “Current Financial Statements”).
5.10
Solvency. From and after the Closing Date, Borrower and each other Loan Party is not Insolvent.
5.11
Taxes. Except as set forth in the Disclosure Schedules, Borrower and each Subsidiary has filed or caused to be filed all Tax Returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes before the same become delinquent, other than payments of taxes in an outstanding aggregate amount not to exceed $25,000 or except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Except as set forth in the Disclosure Schedules, no Loan Party is aware of any claims or adjustments proposed for any of Borrower’s or any Subsidiary’s prior tax years which could result in additional taxes in excess of $25,000 becoming due and payable. Borrower and each Subsidiary have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any Subsidiary have withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any Subsidiary in excess of $250,000, including any such liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. No Israeli Loan Party has instituted, negotiated, signed or become a party to any arrangement (including (“hesder prisa”), settlement, compromise or any similar agreement of any kind or nature whatsoever with any Israeli tax authority, the National Insurance Institute of Israel or any other Governmental Authority, according to which the payments or obligations of an Israeli Loan Party towards such entities will be rescheduled, deferred or otherwise paid in instalments.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 23

5.12
Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of any Loan Party or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound, is required to be obtained by any Loan Party in order to make or consummate the transactions contemplated under the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by any Loan Party in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.
5.13
Intellectual Property. Borrower and each Subsidiary is the sole owner of its Intellectual Property, except for (i) over the counter software and non-customized mass market licenses that are commercially available to the public, (ii) non-exclusive licenses granted by Borrower and/or its Subsidiaries (as applicable) to its customers or other third parties in the ordinary course of business, (iii) exclusive licenses as to a single territory (other than the United States, Israel or England) or market segment (outside the United States, Israel or England) in the ordinary course of Borrower’s and/or its Subsidiaries business not to exceed eighteen months of duration and approved in advance in writing by Agent, such approval not to be unreasonably withheld, and (iv) Intellectual Property licensed to Borrower or its Subsidiaries. Section 4 of the Perfection Certificate, as may be amended, lists all of Borrower’s and each Subsidiary’s registered Intellectual Property together with all other Intellectual Property that is material to Borrower’s or any Subsidiary’s business (except for over the counter software and non-customized mass market licenses that are commercially available to the public). No Intellectual Property material to Borrower’s business is owned by any Subsidiary that is not a Loan Party. Except as set forth in the Disclosure Schedules and the Perfection Certificate, as amended as provided herein, (a) each of the Copyrights, Trademarks and Patents owned by Borrower or any Subsidiary that is material to its business is valid and enforceable, (b) no part of the Intellectual Property owned by Borrower or any Subsidiary that is material to its business has been judged invalid or unenforceable, in whole or in part, (c) no claim has been made to Borrower or any Subsidiary that any material Intellectual Property violates or infringes the rights of any third party, and (d) neither Borrower, nor any Subsidiary is a party to, or bound by, any material inbound license or other agreement that restricts the grant by Borrower or any Subsidiary of a security interest in Borrower’s or such Subsidiary’s rights in such license or agreement or any other Intellectual Property. Each Loan Party has a valid license agreement for the use of Intellectual Property rights of third parties known to Borrower to be necessary to the conduct of Borrower’s business.
5.14
Accounts. All of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts are listed on the Disclosure Schedules, as may be amended. Each of such accounts is subject to a Control Agreement in favor of Agent to the extent required under Section 7.11 of this Agreement. Prior to opening any new account after the Closing Date, the Loan Parties shall first notify Agent and not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of Agent to the extent required under Section 7.11 of this Agreement, whereupon, the Loan Parties shall be deemed to have updated the Disclosure Schedules to include such new account.
5.15
Environmental Condition. None of Borrower’s or any Subsidiary’s material properties or assets has ever been used by Borrower or any Subsidiary or, to any Loan Party’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in material compliance with applicable law; to any Loan Party’s knowledge, no Loan Party’s material properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any material Revenue or to any material real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any material action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.
5.16
Government Consents. The Loan Parties and their Subsidiaries have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of the Loan Parties’ and their Subsidiaries’ business as currently conducted.
5.17
Full Disclosure. No representation, warranty or other statement made by any Loan Party in any Loan Document, certificate or written statement furnished to Agent or any Lender, taken together with all such certificates, Loan Documents and written statements, contains any untrue statement of a material fact or omits to state a material

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 24

fact necessary in order to make the statements contained in such Loan Documents, certificates or statements not misleading, it being recognized by Agent and Lenders that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
5.18
Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, spoilage, non-conformance, or payment dispute, except for Inventory for which adequate reserves have been made.
5.19
Material Contracts; Material Customers.
(a)
As of the July 12, 2022, Borrower has delivered to Agent true and correct copies of all Material Contracts (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).
(b)
If any Material Contract is entered into after the July 12, 2022, Borrower will provide a copy of such Material Contract with the next scheduled Compliance Certificate to be delivered pursuant to Section 6.4 and will identify it as such in the Compliance Certificate. Borrower shall also amend the Perfection Certificate and Disclosure Schedules to include such Material Contract. Neither Borrower nor any Subsidiary is in default under any Material Contract to which it is a party or by which it is bound and the execution and delivery by the Loan Parties of the Loan Documents will not cause a breach of any Material Contract.
(c)
Borrower’s and its Subsidiaries’ seven (7) largest customers for each of the fiscal year ended December 31, 2021, and for the fiscal year to date (“Material Customers”) are listed in the Disclosure Schedules, as may be amended. Except as contemplated in the Approved Budget, all Material Customers continue to be customers of the Borrower or any Subsidiary thereof, as the case may be, and none of such Material Customers has reduced materially its business with the Borrower or any of its Subsidiaries, as the case may be, from the levels achieved during the year ended December 31, 2021 or during the fiscal year to date, and neither the Borrower nor any of its Subsidiaries has any knowledge that such reduction will occur. No Material Customer has terminated its relationship with the Borrower or any Subsidiary thereof, as the case may be, or, to the knowledge of the Borrower or such Subsidiary, has threatened in writing to do so. Neither the Borrower nor any Subsidiary thereof is involved in any material claim, dispute or controversy with any Material Customer. Neither the Borrower nor any Subsidiary thereof is involved in any claim, dispute or controversy with any of its other customers that could reasonably be expected to have a Material Adverse Effect.
5.20
Sanctioned Persons. None of Borrower or any of its Subsidiaries, and to each Loan Party’s knowledge, any of their directors, officers, agents, employees or Affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any sanctions administered by any Israeli or English Governmental Authority. The Loan Parties will not directly or indirectly use the proceeds of any Advance or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or any Israeli or English Governmental Authority .
5.21
Foreign Assets Control Regulations, Etc.
(a)
Neither the borrowing of any Advance by Borrower hereunder nor its use thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”), (iv) USA PATRIOT ACT, or (v) USA FREEDOM ACT. No part of the Advance will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(b)
Neither Borrower nor any Subsidiary (i) is or will become a “blocked person” as described in Section 1.01 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.
(c)
Each of Borrower and any Subsidiary and their Affiliates are in compliance, in all material respects, with the USA PATRIOT ACT and the USA FREEDOM ACT.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 25

(d)
Each of Borrower and any Subsidiary and their Affiliates is and will remain in compliance in all material respects with all European, US and UK economic sanctions laws (including, but not limited to (x) the Proceeds of Crime Act 2002 (as amended by the Crime and Courts Act 2013 and the Serious Crime Act 2015), (y) the Money Laundering, Terrorist Financing and Transfer of Funds (Information on Payer) Regulations 2017 (as amended), and (z) the Terrorism Act 2000 (as amended by the Anti-Terrorism, Crime and Security Act 2001, the Terrorism Act 2006 and the Terrorism Act 2000 and Proceeds of Crime Act 2002 (Amendment) Regulations 2007).
(e)
Each of Borrower and any Subsidiary and their Affiliates is and will remain in compliance in all material respects with all European, US and UK economic sanctions laws (including, but not limited to (x) the Proceeds of Crime Act 2002 (as amended by the Crime and Courts Act 2013 and the Serious Crime Act 2015), (y) the Money Laundering, Terrorist Financing and Transfer of Funds (Information on Payer) Regulations 2017 (as amended), and (z) the Terrorism Act 2000 (as amended by the Anti-Terrorism, Crime and Security Act 2001, the Terrorism Act 2006 and the Terrorism Act 2000 and Proceeds of Crime Act 2002 (Amendment) Regulations 2007).
5.22
Eligible Accounts. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of each Loan Party’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to any Eligible Account are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms. Borrower shall promptly notify Agent of all material disputes or claims relating to any Eligible Account. Borrower may forgive (completely or partially), compromise, or settle any Eligible Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Agent in the regular reports provided to Agent; and (ii) no Default or Event of Default has occurred and is continuing.
5.23
Status. Neither Borrower nor any of its Subsidiaries (other than Otonomo and any of its Subsidiaries) ever has been, is, or, upon the consummation of the transactions contemplated hereby, by any other Loan Document or any related agreements, will be a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code.
5.24
Other Permitted Amendments to Perfection Certificate and Disclosure Schedules. In addition to those provisions in the Perfection Certificate which Borrower is permitted to amend as expressly set forth in this Section 5, Borrower may also amend the following provisions of the Perfection Certificate: Part A, sections 1, 2, 3, 4 (provided that subsection f. may only be amended to add, and not to delete, Material Contracts (except for those Material Contracts that have terminated in accordance with their terms)), and 5; Part B, sections 7, 8, 9 and 10 (provided that this section may only be so amended to delete items therefrom or to add Liens which fall within, and meet the requirements of, clause (c) of the definition of Permitted Liens), 11, 12 and 13. Borrower may also amend the following provisions of the Disclosure Schedules: Permitted Liens (provided that this Disclosure Schedule may only be amended to delete items therefrom or to add Liens which fall within, and meet the requirements of, clause (c) of the definition of Permitted Liens), Material Customers (provided that this Disclosure Schedule may only be amended in accordance with Section 5.19(c)), and a Loan Party’s Accounts. All such amendments to the Perfection Certificate or Disclosure Schedules may be made without Agent’s or Lenders’ consent, and shall be made by delivery of an amended Perfection Certificate or Disclosure Schedule (together with, in each case, a copy marked to show changes from the previous version) by email to Agent. For the avoidance of doubt, and notwithstanding any contrary timing, any provisions in the Perfection Certificate or the Disclosure Schedules which Borrower is permitted to amend from time to time hereunder may be amended upon any joinder of a Person under Section 6.10.
5.25
Cares Debt. Borrower’s CARES Debt, which Indebtedness was $1,726,352, was repaid on May 14, 2020, and Borrower has no further obligations with regard to its CARES Debt.
5.26
IIA. As of the Closing Date, no Israeli Loan Party has received any grants, funds or benefits (including, but not limited to, tax benefits) from the IIA (formerly known as, the National Authority for Technological Innovation) or any other Governmental Authority except as provided in Schedule 5.26. No Israeli Loan Party is obligated to pay any royalties or any other payments to the IIA or any other Governmental Authority, except as provided in Schedule 5.26. The transactions contemplated under this Agreement, the Collateral Pledge Agreements and any other Loan Documents (including the realization of any Collateral) are not subject to any right and do not require the approval of the IIA or any other Governmental Authority, except as provided in Schedule 5.26.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 26

5.27
United Kingdom Pension Plans Compliance.
(a)
Neither the Borrower nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (United Kingdom)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 (United Kingdom)).
(b)
Neither the Borrower nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (United Kingdom)) such an employer.
(c)
The pension schemes in respect of which the Borrower or any of its Subsidiaries is principal employer or in which the Borrower or any of its Subsidiaries has any participation are funded in accordance, in all material respects, with applicable law and regulation and materially in accordance with local practice.
(d)
Except as would not reasonably be expected to have a Material Adverse Effect, each of the English Loan Party and each other Loan Party is in material compliance with all applicable laws and contracts relating to the pension schemes (if any) operated by it or in which it participates.
5.28
Centre of Main Interests and Establishment. With respect to each Loan Party organized under the laws of an EEA Member Country, for the purposes of Regulation (EU) 2015/848 of the European Parliament and the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”) (or equivalent), its centre of main interest (as that term is used in Article 3(1) of the Regulation) (or equivalent) is situated in the jurisdiction in which it was incorporated and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) (or equivalent) in any other jurisdiction.
6.
Affirmative Covenants

The Loan Parties covenant and agree that, until the full and complete payment of the Obligations (other than inchoate indemnity obligations) in cash, the Loan Parties shall do all of the following:

6.1
Good Standing. Each Loan Party shall maintain its corporate, limited liability company, or private limited company as applicable, existence and good standing (where applicable) in its jurisdiction of formation and maintain qualification in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.
6.2
Government Compliance. Borrower and each Subsidiary shall comply with all applicable foreign, federal and state statutes, laws, ordinances and government rules and regulations to which it or its operations is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.
6.3
Financial Statements, Reports, Certificates. Borrower shall deliver the following to Agent by email to the address specified pursuant to Section 11, and Agent and Lenders shall be entitled to rely on the information contained therein: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, Borrower’s consolidated financial statements including a cash flow statement, income statement and balance sheet for the period reported, and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred fifty (150) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent; (c) as soon as available, but in any event within sixty (60) days after the end of Borrower’s fiscal year, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a quarterly format, as approved by the Board and Agent (with such Agent’s approval not to be unreasonably withheld) (as updated in accordance with the provisions in this Agreement, the “Approved Budget”); (d) a copy of Borrower’s and Subsidiary’s bank or brokerage statements delivered monthly with the current month’s Compliance Certificate reflecting the prior month’s activity from all institutions, whether or not in the U.S., where Borrower or a Subsidiary maintains deposit or securities accounts; (e) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders and debt holders when made available to such holders, as well as promptly after Borrower’s receipt thereof, a copy of all notices of default received by Borrower from (i) the holders of 2022 Convertible Debt, or (ii) the Junior Agent or any Junior Lender; (f) at any time when Agent does not have a board observer on the Board, copies of all notices, minutes, consents, and other materials that Borrower provides to its Board contemporaneously with delivery to members of the Board, provided, however, that any materials protected

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 27

from discovery by the attorney-client privilege or the attorney work product privilege, any materials necessary or advisable in the good faith determination of the Board to avoid a conflict of interest between Borrower, on the one hand, and Agent and Lenders, on the other hand, and any trade secrets may be excluded, (g) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages to Borrower or any Subsidiary exceeding $250,000, fines, penalties or other sanctions by any Governmental Agency, or claims for injunctive or equitable relief; (h) other financial information as Agent may reasonably request from time to time promptly after such request; and (i) notice to Agent within 5 days of any calendar month in which Unrestricted Cash is less than $22,500,000, and upon Agent’s request following receipt of such notice, Borrower will provide 13 week cash flow statements in form and substance satisfactory to Agent. Borrower shall provide Agent with a copy of any Board approved changes to any Approved Budget within five (5) days of such approval, provided that any such changes must also be reasonably acceptable to Agent in order for such changes to constitute part of the Approved Budget. Notwithstanding the foregoing, other than documents to be delivered pursuant to subsections (a) or (b) of this Section 6.3, documents required to be delivered pursuant to the terms of this Section 6.3 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents on its website, or provides a link thereto, and notifies Agent by email at financials@structuralcapital.com, solomon@structuralcapital.com and nitin@structuralcapital.com that such materials have been posted with a link to such documents.
6.4
Certificates of Compliance; Perfection Certificate Updates. Each time financial statements are required to be furnished pursuant to Section 6.3(a) or (b) above, there shall be delivered to Agent a certificate signed by a Responsible Officer of Borrower (each a “Compliance Certificate”) in the form attached hereto as Exhibit E certifying that as of the end of the reporting period for such financial statements, the Loan Parties were in full compliance with all of the terms and conditions of the Loan Documents, and setting forth such other information as Agent shall reasonably request. At any time while any Advance is outstanding, Borrower shall include with each monthly Compliance Certificate an aged listings of accounts receivable and accounts payable (by invoice date). If any information contained in the Perfection Certificate or Disclosure Schedules changes after the Closing Date and if that information relates to a subsection of Section 5 which specifically allows for information in the Perfection Certificate and/or Disclosure Schedules to be updated after the Closing Date, Borrower shall update such information in an amended Perfection Certificate and/or Disclosure Schedule (if applicable), to be delivered with the next Compliance Certificate then due. Borrower shall deliver the Compliance Certificate and updated Perfection Certificate and/or Disclosure Schedules (if any) by email to financials@structuralcapital.com, solomon@structuralcapital.com and nitin@structuralcapital.com, or any other email address as Agent directs in writing, and Agent and Lenders shall be entitled to rely on the information contained therein.
6.5
Notice of Defaults. As soon as possible, and in any event within three (3) Business Days after the discovery of a Default or an Event of Default, notify Agent of the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto. Borrower shall deliver such notice to Agent by email to the address specified pursuant to Section 11, and Agent and Lenders shall be entitled to rely on the information contained therein.
6.6
Taxes. Except as set forth in the Disclosure Schedules, Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all Taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it; and each Loan Party will make due and timely payment or deposit of all material related tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., and state disability, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that such Loan Party has made such payments or deposits; provided that no Loan Party need make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is fully reserved against by such Loan Party.
6.7
Maintenance. Each Loan Party at its expense, shall maintain the Collateral in good condition, normal wear and tear and casualty and condemnation excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
6.8
Insurance.
(a)
Each Loan Party shall maintain, at its sole cost and expense, with financially sound and reputable insurance companies not affiliates of such Loan Party, insurance with respect to the Collateral, its and its Subsidiaries’ properties

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 28

and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Agent.
(b)
All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Agent, showing Agent for itself and the benefit of Lender as an additional loss payee thereof, and all liability insurance policies shall show Agent for itself and the benefit of Lender as an additional insured (and with respect to any such insurance policy of an Israeli Loan Party, the Agent shall be designated as a ‘Motav’ in the meaning and for the purposes of the Israeli Insurance Contract Law 5741-1981) and shall specify that the insurer must give at least thirty (30) days’ notice to Agent before canceling its policy for any reason (except for nonpayment, which shall be ten (10) days prior notice). Borrower shall promptly deliver to Agent a current copy of all such policies of insurance, evidence of the payments of all premiums therefor and insurance certificates and related endorsements thereto, it being understood that any time there is a change or renewal of insurance, it is Borrower’s obligation to promptly deliver such materials to Agent.
(c)
Each Loan Party shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time. Proceeds payable under any insurance policy shall, at Agent’s option, be payable to Agent on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) toward the replacement or repair of destroyed or damaged property; and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent on account of the Obligations.
6.9
Intellectual Property Rights.
(a)
Concurrently with the delivery of each Compliance Certificate for the months ending March 31, June 30, September 30 and December 31 pursuant to Section 6.4, Borrower shall give Agent written notice of: (i) any registration or filing of any Trademark, Copyright or Patent by Borrower or any Subsidiary including the date of such registration or filing, the registration or filing numbers, the location of such registration or filing, and a general description of such registration or filing; (ii) any material change to Borrower’s or any Subsidiary’s material Intellectual Property, but excluding changes to source code, operating manuals and the like made in the ordinary course of business, and (iii) Borrower’s or any Subsidiary’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any Subsidiary’s material Intellectual Property. To the extent any Israeli Loan Party shall acquire any rights in any Israeli Intellectual Property the subject of any such notification, that Loan Party shall, within 30 days of any such acquisition, create a duly perfected first ranking perfected fixed security over such Intellectual Property in such form as Agent may require and make all such registrations as Agent may require in order to secure, as an additional security, the payment and performance of the Obligations and shall, in addition, provide customary legal opinions in form and substance reasonably satisfactory to Agent in respect thereof. For this purpose “Israeli Intellectual Property” means any Trademark or Patent filed (or applications for the filing thereof) or registered in Israel or any Copyright created in Israel which, in respect of the foregoing, is the subject of any notice delivered to Agent as aforesaid
(b)
Agent may audit the Loan Parties’ and their Subsidiaries’ Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Agent shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that any Loan Party is required under this Section to take but which such Loan Party fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Agent for all Lender Expenses incurred in the exercise of its rights under the previous sentence.
6.10
Formation or Acquisition of Subsidiaries. Notwithstanding anything in the Loan Documents to the contrary (including without limitation Section 7.6), within ten (10) Business Days of the date that any Loan Party forms any direct or indirect Subsidiary (other than any Immaterial Subsidiary) or acquires any direct or indirect Subsidiary (other than any Immaterial Subsidiary), such Loan Party shall:
(a)
cause such new Subsidiary to provide to Agent a Joinder Agreement, together with such other Loan Documents, all in form and substance satisfactory to Agent (including being sufficient to grant Agent, for itself and for the benefit of Lenders, a first priority Lien (subject to Permitted Liens described in subsections (c), (g) or (l) of the definition of Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary),

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 29

(b)
provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (to the extent the same constitutes Collateral), in form and substance satisfactory to Agent,
(c)
(c) provide to Agent all other documentation in form and substance satisfactory to Agent that in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, including all documentation and other information which Agent may reasonably request with respect to any new Subsidiary that signs and delivers a Joinder Agreement in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, an IRS Form W-9 or other applicable tax forms,
(d)
in respect to assets located in England and Wales or an English Loan Party, provide customary fixed and floating charges over all the assets and undertaking (subject to agreed exclusions to the extent agreed by the Agent) of the relevant company pursuant to the appropriate English law governed security documents. In connection with each pledge of Equity Interests and Investments and the fixed and floating charges over all the assets and undertaking under the English law governed security document, the relevant Loan Party shall deliver, or cause to be delivered, to the Agent, (i) irrevocable proxies and stock powers, stock transfer forms and share certificates, and/or assignments, as applicable and/or relevant, duly executed in blank and (ii) in relation to an English Loan Party, customary documents and other evidence listed in form and substance satisfactory to the Agent, including (A) resolutions of its board of directors or other appropriate governing body approving authorizing the execution, delivery and performance of each Loan Document to which it is a party (B) resolutions of the sole member of the company approving and authorizing the execution, delivery and performance of each Loan Document which it is a party and amending the articles of association of the relevant company (if appropriate) (C) a formalities certificate (signed by a director) dated the date of the relevant Loan Document certifying various matters, (such formalities certificate to be in form and substance reasonably satisfactory to the Agent) (D) the register of members of the company whose shares are the subject of the Collateral (E) customary legal opinions in form and substance reasonably satisfactory to the Agent and (F) such other deliverables, including share certificates, stock transfer forms (duly executed in blank) and notices and acknowledgements required under such security documents, and
(e)
(d) in respect to assets located in the State of Israel or an Israeli Loan Party, provide customary fixed and floating charges over all the assets and undertaking (subject to exclusions to the extent agreed by the Agent) of the relevant company pursuant to the appropriate Israeli law governed security documents. In connection with each pledge of Equity Interests and Investments and the fixed and floating charges over all the assets and undertaking under Israeli law governed security document, the relevant Loan Party shall deliver, or cause to be delivered, to Agent, (i) irrevocable proxies and stock powers, stock transfer forms and share certificates, and/or assignments, as applicable and/or relevant, duly executed in blank and (ii) in relation to an Israeli Loan Party, customary documents and other evidence in form and substance satisfactory to the Agent, including (A) resolutions of its board of directors or other appropriate governing body approving authorizing the execution, delivery and performance of each Loan Document to which it is a party (B) resolutions of the sole shareholder of the company approving and authorizing the execution, delivery and performance of each Loan Document which it is a party and amending the articles of association of the relevant company (if appropriate) (C) a formalities certificate (signed by a director) dated the date of the relevant Loan Document certifying various matters, (such formalities certificate to be in form and substance reasonably satisfactory to Agent) (D) the register of shareholders of the company whose shares are the subject of the Collateral (E) customary legal opinions in form and substance reasonably satisfactory to Agent and (F) such other deliverables, including, unless already delivered to the Agent, share certificates, stock transfer forms (duly executed in blank) and notices and acknowledgements required under such security documents.
6.11
Financial / Equity Covenants.
(a)
Borrower shall maintain at all times after the Closing Date Unrestricted Cash of at least Five Million Dollars ($5,000,000). Borrower shall provide evidence satisfactory to Agent of compliance with this subsection 6.11(a) with its monthly Compliance Certificate or within three (3) Business Days on upon Agent’s written request.
(b)
The Contribution Margin for Borrower and its Subsidiaries on a consolidated basis shall be positive at all times after the Closing Date, measured and tested monthly at as of the end of each calendar month.
6.12
Further Assurances. At any time and from time to time the Loan Parties shall execute and deliver such further instruments and take such further action as may reasonably be requested by Agent to effect the purposes of this Agreement.
6.13
UK Pensions.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 30

(a)
Each of the Foreign Subsidiaries of the Borrower shall ensure that all pension and superannuation schemes operated by or maintained for the benefit of members of each of its Foreign Subsidiaries and/or any of their employees are at all times fully funded in accordance, in all material respects, with applicable law and regulation and the rules of the schemes, on the basis of reasonable, good faith actuarial assumptions (including, based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004) and that no action or omission is taken by any such Foreign Subsidiaries in relation to such a pension or superannuation scheme, in each case, except as would not have a Material Adverse Effect.
(b)
Each of the Foreign Subsidiaries of the Borrower shall deliver to the Agent, at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Borrower), actuarial reports in relation to all pension and superannuation schemes mentioned in paragraph (a) above.
(c)
Each of the Foreign Subsidiaries of the Borrower shall promptly notify the Agent of any material change in the rate of contributions to any pension or superannuation schemes mentioned in paragraph (a) above paid or agreed with the scheme actuary to be paid or required (by law or otherwise).
(d)
The Borrower shall ensure that none of its Foreign Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (United Kingdom)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (United Kingdom)) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 (United Kingdom)) such an employer.
(e)
Each Loan Party shall promptly notify the Agent of any investigation or proposed investigation by the Pensions Regulator which is reasonably likely to result in the issue of a Financial Support Direction or a Contribution Notice which would constitute an Event of Default.
(f)
Each Loan Party shall promptly notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator which constitutes an Event of Default.
6.14
Board Observation Rights.
(a)
Agent shall have the right to have a single representative attend all meetings of the board of directors (or equivalent) of Borrower and any Subsidiary, as an observer without the right to vote (the “Observer”). Borrower reserves the right to withhold any information and to exclude the Observer from any meeting of the Board or portion thereof if the Borrower reasonably determines that (a) the access to such information or attendance at such meeting would adversely affect the attorney-client privilege between Borrower and its counsel, (b) the access to such information or attendance at such meeting would result in disclosure of trade secrets or a conflict of interest to Observer, (c) or the Observer is a competitor of the Company or an Affiliate of a competitor of the Company. Initially, the Observer shall be Solomon Park. Observer shall be provided written notice (which may be via email) of all regular meetings of such entities’ board of directors at the same time as provided to any other director, and at least two full business days’ prior written notice (which may be via email) of all special meetings of such entities’ board of directors thereof unless due to the emergency nature of the matters to be addressed at the meeting 48 hours’ written notice is not reasonably practical. Borrower or Subsidiary, as applicable, shall concurrently provide Observer with copies of all notices, minutes, consents and other materials it provides to any member of such Board or any committee, provided that any materials protected from discovery by the attorney-client privilege or the attorney work product privilege, any materials necessary or advisable in the good faith determination of such board of directors to avoid a conflict of interest between Borrower, on the one hand, and Agent and Lenders, on the other hand, and any trade secrets may be excluded. All Confidential Information provided to Observer pursuant to this Section 6.14 shall be subject to the confidentiality obligations under Section 13.12. Borrower will reimburse Observer for all reasonable out-of-pocket expenses incurred by Observer in connection with attendance at any such meetings.
(b)
In addition to any other rights or remedies to which the Agent may be entitled, the Loan Parties agree to and will indemnify and hold harmless Agent, Lenders, Observer, their Affiliates and all of their respective successors, assigns, officers, directors, employees, attorneys, and agents from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, reasonable attorneys’ fees and expenses) that they, or any of them, may suffer, incur, or be responsible for, arising or resulting from the exercise of rights pursuant to Section 6.14(a) and/or service or status as an “Observer”.
6.15
Inventory, Returns. Each Loan Party shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any,

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 31

as between any Loan Party and its Account Debtors shall be on the same basis and in accordance with GAAP, consistently applied, or with the usual customary practices of the Loan Parties, as they exist at the time of the execution and delivery of this Agreement. Each Loan Party shall promptly notify Agent of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred and Fifty Thousand Dollars ($250,000).
6.16
Delivery of Third-Party Agreements.
(a)
Within sixty (60) days following the Agent’s written request therefor, Borrower shall use commercially reasonable efforts to obtain and deliver to Agent a Landlord Subordination and Access Agreement (with respect to the Borrower’s headquarters at 8609 Westwood Center Drive, Suite 810, Vienna VA 22182), in form and substance satisfactory to Agent. In addition, in the event that any Loan Party shall enter into a new lease with respect to a new or additional operating location after July 12, 2022 where $150,000 or more of assets will be located, then such Loan Party shall, within sixty (60) days following the execution of such lease, obtain and deliver to Agent a Landlord Subordination and Access Agreement with respect to such new lease, in form and substance satisfactory to Agent.
(b)
Within sixty (60) days following Agent’s written request, each Loan Party shall obtain and deliver to Agent a Notice and Access Agreement in form and substance satisfactory to Agent in Agent’s sole, but reasonable discretion, for any location that contains or any Person that holds greater than the greater of (x) $150,000 in Inventory or (y) 5% of Inventory.
6.17
Accounts Receivable. The Loan Parties shall promptly notify Agent of all material disputes or claims relating to Accounts. The Loan Parties may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) such Loan Party does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports such forgiveness, compromises and settlements in excess of $100,000 in the aggregate to Agent in the next regular report to be provided to Agent; (ii) no Default or Event of Default has occurred and is continuing; and (iii) the amount forgiven, compromised or otherwise not collected does not represent more than 15% of the Eligible Accounts. Agent may, from time to time and in consultation with Borrower, verify directly with the respective Account Debtors of any Loan Party the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Agent or such other name as Agent may choose. Agent shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Agent be deemed to be responsible for any of the Loan Parties’ obligations under any contract or agreement giving rise to an Account.
6.18
Management Rights. Subject to Section 4.5, each Loan Party shall permit any representative that Agent or any Lender authorizes, including attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Loan Party at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of such Loan Party to discuss such books of account and records. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of each Loan Party concerning significant business issues affecting such Loan Party. Such consultations shall not unreasonably interfere with such Loan Party’s business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over a Loan Party’s management or policies.
6.19
Privacy and Data Security. The Loan Parties and their Subsidiaries shall, at all times, remain in compliance in all material respects with all applicable United States and international privacy and data security laws and regulations including GDPR.
6.20
Deposit Accounts/Securities Accounts. Prior to opening any Deposit Account or Securities Account after July 12, 2022, the Loan Parties shall first notify Agent, and except with respect to Deposit Accounts and Securities Accounts permitted without a Control Agreement pursuant to Section 7.11 of this Agreement, the Loan Parties shall not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of Agent, whereupon, the Loan Parties shall update the Disclosure Schedules to include such new account.
6.21
Israeli Deliverables. Each Israeli Loan Party shall:

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 32

(a)
deliver on the Closing Date duly executed original (i) signatures of the ISR Debentures (together with the applicable Israeli Loan Party stamp) to the Agent, and (ii) notices to the Israeli Registrar of Companies and/or Israeli Registrar of Pledges, as applicable, for the registration of the ISR Debentures (together with the applicable Israeli Loan Party stamp, as required for the registration of the ISR Debentures);
(b)
within fourteen (14) Business Days after the Closing Date, provide Agent evidence of the filing, registration, and recordation of the originally executed copies of the ISR Debentures in respect of each Israeli Loan Party, in each case; and
(c)
on the Closing Date, provide Agent written approval from the IIA with respect to the creation of the security interest by each Israeli Loan Party over Intellectual Property in favor of the Agent.
6.22
Grants. Each Israeli Loan Party shall obtain the prior written consent of the Agent before receiving any new grants, funds or benefits, or filing for an application to receive funding from the IIA or the Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority.
6.23
Post-Closing Matters / Post-Closing Schedule. The Loan Parties agree to complete, or cause all of the items, matters and documents set forth in the Post-Closing Schedule to be completed, executed and delivered (as applicable) not later than the dates and times set forth in the Post-Closing Schedule.
6.24
PSC Regime. With respect to each English Loan Party whose shares are subject to Collateral:
(a)
each such Loan Party shall (i) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Collateral and (ii) promptly provide the Agent with a copy of that notice;
(b)
to the extent, in each case, where failure to comply, issue, provide, permit or notify would have or would reasonably likely to have a Material Adverse Effect and invalidate or prejudice the validity, legality or enforceability of such Collateral each such Loan Party shall promptly: (i) notify the Agent of its intention to issue, or its receipt of, any warning notice or restrictions notice under Schedule 1 B of the Companies Act 2006 in respect of any shares which are subject to Collateral; and (ii) provide to the Agent a copy of any such warning notice or restrictions notice, in each case before it issues, or after it receives, any such notice;
(c)
shall not do anything, or permit anything to be done, which could result in any other person becoming a PSC Registrable Person in respect of a company whose shares are subject to Collateral or require that company to issue a notice under sections 790(D) or 790E, or a warning or restrictions notice under Schedule 1 B, of the Companies Act 2006; and
(d)
for the purposes of withdrawing any restrictions notice or for any application (or similar) to the court under Schedule 1 B of the Companies Act 2006, each such Loan Party shall provide such assistance as the Agent may reasonably request in respect of any shares which are subject to Collateral and provide the Agent with all information, documents and evidence that it may reasonably request in connection with the same.
7.
Negative Covenants

Each Loan Party covenants and agrees that until the full and complete payment of the Obligations (other than inchoate indemnity obligations) in cash and termination of the Commitment, each Loan Party will not do any of the following:

7.1
Chief Executive Office; Location of Collateral. During the continuance of this Agreement, change the country or state of formation, chief executive office (or in respect of an English Loan Party or an Israeli Loan Party, its registered office) or principal place of business or remove or cause to be removed, except in the ordinary course of the Loan Parties’ business, the Collateral or the records concerning the Collateral from the premises listed in the Perfection Certificate without twenty (20) days prior written notice to Agent, provided that any such Collateral owned by (i) Urgent.ly or a Domestic Subsidiary may not be moved to a location outside of the United States without Agent’s prior written consent (except to the extent expressly contemplated by Section 7.2 or the definition of “Permitted Investments”), and (ii) a Foreign Subsidiary that is a Loan Party may not be moved to a location where Agent’s Lien will cease to be a fully perfected first Lien on such Collateral (except to the extent expressly contemplated by Section 7.2 or the definition of “Permitted Investments”). Agent acknowledges that Urgent.ly has more than one Foreign Subsidiary with operations and Collateral outside the United States, and Urgent.ly acknowledges that all such

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 33

Collateral located outside of the United States and owned by such a Loan Party will be required to be at all times subject to a fully perfected first Lien in favor of Agent (subject to Permitted Liens described in subsections (c), (g) or (l) of the definition of Permitted Liens) (other than with respect to Otonomo GmbH as long as it remains an Immaterial Subsidiary).
7.2
Extraordinary Transactions and Disposal of Assets.
(a)
Convey, sell, lease, license, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including Equity Interests in Subsidiaries), other than: (i) Inventory in the ordinary course of business (including with respect to consignment arrangements with respect to such Inventory); (ii) Permitted Licenses; (iii) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iv) exclusive licenses as to a single territory (other than the United States, Israel or England) or market segment (outside the United States, Israel or England) in the ordinary course of such Loan Parties’ business not to exceed eighteen months of duration and approved in advance in writing by Agent, such approval not to be unreasonably withheld; (v) Transfers of surplus, worn-out or obsolete Equipment (as defined in the Code); (vi) uses of cash and Cash Equivalents not prohibited under this Agreement, (vii) Transfers between or among Loan Parties; (viii) Transfers consisting of Permitted Liens and Permitted Investments, (ix) the Floow Disposition, (x) the Otonomo Disposition or (xi) other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $250,000 in any fiscal year (collectively, the “Permitted Transfers”).
(b)
Enter into any agreement, or series of related agreements, that could require the direct or indirect payment (excluding inchoate indemnity obligations) to any Person in excess of $250,000, or permit any of its Subsidiaries to do the same (other than (x) as contemplated in the Approved Budget, (y) in the ordinary course of such Loan Party’s business, and (z) pursuant to any agreements governing Permitted Indebtedness.
(c)
Issue any Equity Interests if to do so would cause a wholly owned Subsidiary to no longer be a wholly owned Subsidiary.
7.3
Restructure. Each Loan Party shall not: (i) without providing not less than twenty (20) days advance written notice to Agent, change its name or jurisdiction of formation, or permit any Subsidiary to do the same, (ii) other than the Floow Disposition, suspend operation of such Loan Party’s business or permit any Subsidiary to suspend operations of its business, (iii) engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and its Subsidiaries, and any business substantially similar or related thereto; (iv) other than as contemplated in the Approved Budget, experience a departure of a Responsible Officer, without providing Agent a written notice within 10 days after the occurrence of such departure; or (v) without Agent’s prior written consent, change the date on which its fiscal year ends. No Israeli Loan Party shall negotiate, sign or become a party to any arrangement, settlement, compromise or any similar agreement of any kind or nature whatsoever (including a “hesder prisa”) with the Israeli tax authority, the National Insurance Institute of Israel or any other Governmental Authority, according to which the payments or obligations of an Israeli Loan Party towards such entities may be rescheduled, deferred or otherwise paid in instalments
7.4
Liens/Negative Pledge. Create, incur, assume or suffer to exist any Lien with respect to any of Borrower’s or any Subsidiary’s property, including Intellectual Property and Inventory held at warehouse or fulfilment centers, or assign or otherwise convey any right to receive income, or permit any of its Subsidiaries to do so, except for Permitted Liens, or enter into any agreement with any Person other than Lender that prohibits any Loan Party from granting a security interest in, or otherwise encumbering, any of its property, or permit any Subsidiary to do so, except for restrictions set forth in the Junior Loan Documents as of February 9, 2023, and restrictions set forth in the 2022 Convertible Notes relating to encumbrances on Intellectual Property; provided that such restrictions do not prohibit or otherwise restrict the granting of a security interest in Borrower’s or any such Subsidiary’s assets in favor of Agent, for the benefit of the Lenders.
7.5
Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.
7.6
Investments. Make any Investment other than a Permitted Investment in any Person without Agent’s prior written consent.
7.7
Distributions; Payments of 2022 Convertible Debt. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any Equity Interests of a Loan Party, or permit any of its Subsidiaries to do so, except that (a) Borrower may repurchase the capital stock of former employees, officers, directors or other service providers pursuant to repurchase agreements (i) if Borrower’s Board has approved such repurchase, (ii) if applicable, by the cancellation of Indebtedness owed by such former employees, officers, directors or other service providers to a Loan Party regardless of whether an Event of Default exists, and (iii) in an amount not

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 34

to exceed $250,000 per fiscal year, (b) Subsidiaries may pay dividends or make any other distribution or payment to a Loan Party (either directly or indirectly), (c) Urgent.ly may convert any of its convertible Equity Interests into other Equity Interests, (d) (A) each Loan Party may pay dividends solely in capital stock, (B) Urgent.ly may make any cash payments with respect to the 2022 Convertible Debt (whether scheduled, mandatory or voluntary) at any time on or prior to the date on which the Obligations (other than inchoate indemnity obligations) are paid in full in cash, (C) Urgent.ly may make de minimis payments of cash in lieu of fractional shares in connection with the conversion or exchange of 2022 Convertible Debt into, or for, Equity Interests, not to exceed $100,000 per calendar year. For clarity, nothing in this Agreement or any other Loan Document shall restrict the conversion or exchange of the 2022 Convertible Debt into, or for, Equity Interests.
7.8
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party after July 12, 2022, except for (i) ordinary course compensatory transactions and agreements (including employment agreements and benefit plans) with officers and directors, (ii) transactions that are in the ordinary course of the Loan Parties’ business, on terms no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person, (iii) transactions between or among Loan Parties or (iv) equity financings, the 2022 Convertible Debt or Subordinated Debt with Borrower’s investors, as permitted hereunder, (v) transactions expressly permitted under Section 7.7, (vi) the Floow Disposition and (vii) other transactions approved by Agent in writing.
7.9
Stock Certificates. For any Subsidiary for which a Loan Party’s ownership interest is not evidenced by a certificate, such Loan Party shall not allow such Subsidiary to certificate such ownership interest without Agent’s prior written consent, which consent may be conditioned upon requiring (a) Borrower to execute and deliver a Collateral Pledge Agreement satisfactory to Agent, and (b) such Subsidiary to deliver directly to Agent the certificate evidencing such ownership.
7.10
Compliance. Become an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; except as could not be reasonably expected to have a Material Adverse Effect, fail to meet the minimum funding requirements of ERISA with respect to any Pension Plan or permit a Reportable Event (within the meaning of Section 4043(c) of ERISA) or a Prohibited Transaction (as such term is defined in Section 4975 of the Internal Revenue Code) to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect or permit any of its Subsidiaries to do so.
7.11
Deposit Accounts. Maintain any Deposit Accounts or Securities Accounts except accounts respecting which Agent has obtained a Control Agreement, provided however, that the Loan Parties may maintain the following accounts without them being subject to a Control Agreement:
(a)
a single account with Braintree (ApplePay) provided that the balance does not exceed $50,000 and that funds are transferred from such account to a Deposit Account subject to a Control Agreement at least once a week;
(b)
a single account with Stripe or PayPal provided that the aggregate balance in such accounts does not exceed $350,000 and that funds are transferred from such account to a Deposit Account subject to a Control Agreement at least once a week;
(c)
one or more accounts with Silicon Valley Bank or any other financial institution to collateralize its corporate credit card line of credit and the provision of Bank Services, not to exceed $2,500,000 in the aggregate;
(d)
zero balance deposit accounts established solely for taxes, payroll and payroll taxes provided that the balance in such accounts shall never exceed by more than 5% the amount necessary to fund the Loan Parties’ then current payroll and related tax liabilities;
(e)
one or more accounts of Urgently Canada Technologies ULC, provided that such entity is in compliance with the terms of paragraph 9 of that certain Joinder Agreement dated as of the date hereof among such entity and Agent;
(f)
deposit accounts located in the State of Israel and subject to a floating charge provided that the balance does not exceed $5,000,000 in the aggregate;
(g)
deposit accounts located in the United States provided the balance does not exceed $500,000 in the aggregate;
(h)
deposit accounts located in the United Kingdom, provided that the balance does not exceed £500,000 in the aggregate; and

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 35

(i)
deposit accounts located outside of the United States that are owned by Foreign Subsidiaries that are not Loan Parties provided that the balance in such accounts do not exceed $250,000 in the aggregate.
7.12
Inventory. Store Inventory and/or other tangible Collateral with a bailee, warehouseman, or other third party where the aggregate amount of Inventory and/or other tangible Collateral with such bailee, warehouseman or other third party shall be in excess of 15% of such Loan Parties’ Inventory for a period of ninety (90) days or longer (other than those entities for which such Loan Party has delivered a Notice and Access Agreement pursuant to Section 6.16).
7.13
Restrictions on Use of Proceeds. The Loan Parties’ shall not nor shall they allow any Subsidiary (a) to use any part of any Advance to make any payments to a Sanctions Target, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctions Target, to fund any operations, activities or business of a Sanctions Target, or in any other manner that would result in a violation of Sanctions applicable to any party hereto or (b) to use any Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
7.14
Government Grants. No Loan Party shall receive or apply for any Government Grant on or after the Closing Date without the prior consent of the Agent.
8.
Events of Default

Any one or more of the following events shall constitute an “Event of Default” under this Agreement:

8.1
Payment Default. If Borrower or any Loan Party fails to pay, when due, any of the Obligations required under the terms of the Loan Documents; provided, however, that Borrower shall not be deemed to be in default on account of any late payment to be made through an ACH Debit Consent if and for so long as such late payment was caused by a failure by Agent to initiate an ACH transaction; and provided further, if any payment to be made through an ACH Debit Consent cannot be processed by ACH Debit Consent other than due to a failure by Agent to initiate an ACH transaction or the unavailability of funds, then Agent shall notify Borrower in writing, which notice shall contain wire transfer instructions, and Borrower shall make or cause another Loan Party to make payment by wire transfer within one (1) Business Day of delivery of such notice (and any such payment shall be deemed to have been paid when due).
8.2
Certain Covenant Defaults. If any Loan Party fails to perform any obligation under Section 4.4, Section 6.3, Section 6.4, Section 6.5, Section 6.8, Section 6.9(a), and Section 6.11 or violates any of the covenants contained in Section 7 of this Agreement, or of any provision under the ISR Debentures or English Security Documents.
8.3
Other Covenant Defaults. If any Loan Party fails or neglects to perform or observe any other material term, provision, condition, or covenant, or if any representation or warranty made by any Loan Party becomes untrue, in each case contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower or any Loan Party and Agent or Lenders and as to any default under such other term, provision, condition, covenant, representation or warranty that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any Responsible Officer of a Loan Party becomes aware thereof.
8.4
Material Adverse Effect. On or after July 15, 2022, there occurs any circumstance or circumstances that could have a Material Adverse Effect.
8.5
Attachment. If any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any Subsidiary’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or such Subsidiary’s assets by any Governmental Authority or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after any Loan Party receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower or its Subsidiary.
8.6
Other Agreements. If there is a default in any agreement to which Borrower or a Subsidiary is a party with a third party or parties (other than the Junior Loan Documents) resulting in a right by such third party or parties,

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 36

whether or not exercised, to demand payment of or accelerate the maturity of any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000).
8.7
Judgments. If there is entry of a judgment or judgments against Borrower or any Subsidiary (other than a judgment or judgements covered by independent third-party insurance as to which liability has been acknowledged by such insurance carrier) for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000).
8.8
Misrepresentations. If any material misrepresentation or material misstatement exists now, when made or when deemed made in any written warranty, representation, statement, certificate, or report made to Agent or any Lender by Borrower, any Subsidiary or any Responsible Officer of Borrower or any Subsidiary.
8.9
Enforceability. If any Loan Document shall in any material respect cease to be, or any Loan Party asserts that any Loan Document is not a legal, valid and binding obligation of the Loan Party that is a party thereto, enforceable in accordance with its terms except for the termination of such Loan Document pursuant to its terms. If any Subordination Agreement relating to Subordinated Debt shall in any material respect cease to be a legal, valid and binding obligation, or the holder of any Subordinated Debt challenges the legality, validity or binding nature of the Subordination Agreement to which such Subordinated Debt relates except for the termination of such Subordination Agreement pursuant to its terms.
8.10
Involuntary Bankruptcy. If a proceeding (including any Insolvency Proceeding) shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower or any Subsidiary (other than an English Loan Party) in an involuntary case under any applicable bankruptcy, insolvency or other similar law (including, in respect of any Israeli Loan Party, the Israeli Insolvency Law) now or hereafter in effect and in respect of an English Loan Party, pursuant to the UK Insolvency Act, or for the appointment of a receiver, liquidator, assignee, administrative receiver, administrator, compulsory manager, custodian, trustee (or similar official including a ne’eman (as such term is understood under the Israeli Insolvency Law) of Borrower or any Subsidiary or for any substantial part of their property, or for the winding‑up or liquidation of any of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.
8.11
Voluntary Bankruptcy or Insolvency. If Borrower or any Subsidiary (other than an English Loan Party) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law (including, in respect of any Israeli Loan Party, the Israeli Insolvency Law) now or hereafter in effect and in respect of an English Loan Party, pursuant to the UK Insolvency Act, shall consent to the entry of an order for relief in an involuntary case under any such laws, or shall consent to, or apply to the court for, the appointment of or taking possession by a receiver, liquidator, assignee, administrative receiver, administrator, compulsory manager, trustee (whether temporary or otherwise), custodian (or other similar official) of any Loan Party or for any substantial part of its property, or shall make a general assignment for the benefit of creditors (including, for any Israeli Loan Party, entering into any debt arrangement (“hesder hov”, as such term is defined in the Israeli Insolvency Law), or shall take any corporate action in furtherance of any of the foregoing.
8.12
Insolvency. If on or after the Closing Date, Borrower and its Subsidiaries (taken as a whole) becomes Insolvent.
8.13
Cross Default. If an “Event of Default” has occurred and is continuing under (and as defined in) the Junior Loan Documents (for clarification, to the extent any event of default under the Junior Loan Documents shall be cured or waived it shall not constitute an Event of Default under this Agreement).
9.
Agent and Lenders’ Rights and Remedies
9.1
Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the rights, options, duties and remedies of a secured party as permitted by, and in accordance with, applicable law and, in addition to and without limitation of the foregoing, Agent may (and not any Lender without Agent’s written consent), at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by each Loan Party:
(a)
Declare all Obligations, whether evidenced by this Agreement, or by any of the other Loan Documents, including the outstanding principal amount of, and accrued interest on, each Advance, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.11 or 8.12 all Obligations shall become immediately due and payable and the Commitment shall terminate without any action by Agent);

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 37

(b)
Make such payments and do such acts as Agent considers necessary or reasonable to protect its security interest in the Collateral. Each Loan Party agrees to assemble the Collateral in its possession, custody or control if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Each Loan Party authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith; with respect to any of the Loan Party’s owned premises, each Loan Party hereby grants Agent, subject to any rights of third parties, a license to enter into possession of such premises and to occupy the same, without charge in order to exercise any of Agent’s rights or remedies provided herein, at law, in equity, or otherwise;
(c)
Set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of any Loan Party;
(d)
Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1 (subject, in the case of Trademarks, retention by the Loan Party owner of such Trademark of the minimum rights required for quality control and inspection to avoid invalidation of such Trademarks), to use or sublicense the use of, without charge the Loan Parties’ labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, selling any Collateral and allowing for any resale of such Collateral, and, otherwise, in connection with Agent’s exercise of its rights under this Section 9.1. Each Loan Party’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit;
(e)
Deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreement providing control of any Collateral:
(f)
Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party’s premises) as Agent determines are commercially reasonable; and
(g)
Agent may credit bid and purchase at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Loan Parties.

9.2
Waiver by each Loan Party. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, each Loan Party covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension of law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of each Loan Party acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Agent, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.
9.3
Effect of Sale. Subject to applicable law, any sale, whether under any power of sale hereby given under this Article 9 or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Loan party in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against such Loan Party, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through such Loan Party, its successors or assigns. The timing of any foreclosure sale of Collateral shall be deemed reasonable provided that Agent gives at least 10 days advance notice of the initial date set for such foreclosure sale.
9.4
Power of Attorney in Respect of the Collateral. Each Loan Party does hereby irrevocably appoint Agent (which appointment is coupled with an interest) effective only on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of such Loan Party with full power of substitution, for it and in

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 38

its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were such Loan Party itself, (b) to receive payment of and to endorse the name of such Loan Party to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent’s possession or under Agent’s control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Agent’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Loan Party or otherwise, which Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent in and to the Collateral, (e) to sign an amendment to any Loan Document if such Loan Party is obligated, but fails, to do so, or (f) to otherwise act with respect thereto as though Agent were the outright owner of the Collateral.
9.5
Lender Expenses. If any Loan Party fails to pay any amounts or furnish any required proof of payment due to third persons or entities as required under the terms of this Agreement, then Agent (or a Lender with Agent’s consent) may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves as Agent or such Lender, as applicable, deems necessary to protect Agent and Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Agent or such Lender, as applicable, deems prudent. Any amounts paid or deposited by Agent or such Lender, as applicable, shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Agent or such Lender shall not constitute an agreement by Agent or any Lender to make similar payments in the future or a waiver by Agent of any Event of Default under this Agreement.
9.6
Remedies Cumulative. Agent’s and each Lender’s rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity, provided however, that Lender must first obtain Agent’s written consent before exercising any such rights and remedies. No exercise by Agent or Lenders (to the extent authorized by Agent) of one right or remedy shall be deemed an election, and no waiver by Agent, for itself or on behalf of Lenders, of any Event of Default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Agent or Lenders shall constitute a waiver, election, or acquiescence by such party.
9.7
Reinstatement of Rights. If Agent (or a Lender with Agent’s written consent) shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.
9.8
Share Collateral. The Loan Parties recognize that Agent may be unable to effect a public sale of any or all the Collateral comprising pledged shares or ownership interests (the “Shares”), by reason of certain prohibitions contained in federal securities laws and any other applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof or other applicable restrictions. The Loan Parties acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent or any other holder of the Shares shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state or foreign securities laws.
10.
Waivers; Indemnification
10.1
Demand; Protest. Except as otherwise provided in this Agreement, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and any other notices relating to the Obligations or Agent’s and/or Lenders’ rights and remedies hereunder.
10.2
Liability for Collateral. So long as Agent complies with its obligations, if any, under Section 9207 of the Code, neither Agent nor any Lender in any way or manner shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by the Loan Parties.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 39

10.3
Indemnification.
(a)
General Indemnity. Each Loan Party shall pay, indemnify, and hold Agent and each Lender, and each of their officers, directors, employees, partners, agents, counsel and attorneys‑in‑fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender Expenses and reasonable attorney’s fees) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that no Loan Party shall have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from solely the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction in a final, non-appealable judgment.
(b)
Defense. At the election of Agent, Borrower and/or another Loan Party selected from time to time by Agent for such purpose shall defend such Indemnified Persons in connection with the Indemnified Liabilities, using a single legal counsel satisfactory to Agent (and, in the event of a conflict of interest acknowledged by such legal counsel between the Indemnified Persons, additional legal counsel), at the sole cost and expense of Borrower and the other Loan Parties. All indemnity amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.
11.
Notices Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which shall be sent by e-mail) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by e-mail or by prepaid facsimile to Borrower, to Agent or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower or Urgent.ly Inc.

any other Loan Party: 8609 Westwood Center Drive, Suite 810

Vienna VA 22182

Attn: Tim Huffmyer, Chief Financial Officer

EMAIL: thuffmyer@urgent.ly

If to Agent: Ocean II PLO LLC

800 Menlo Avenue # 210

Menlo Park, CA 94025

Attn: Solomon Park and Nitin Chandra

EMAIL: solomon@structuralcapital.com and nitin@structuralcapital.com

If to a Lender: At such address provided immediately below such Lender’s signature to this Agreement

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12.
AGENT PROVISIONS
12.1
Appointment and Authorization.
(a)
Each Lender hereby irrevocably appoints Agent to act on its behalf as the administrative agent and collateral agent under the Loan Documents, and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of any of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Should any Lender obtain possession or control of any such Collateral, such Lender shall be deemed to hold such Collateral for the benefit of Agent and each other Lender, shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 40

(b)
Each Lender hereby authorizes Agent, on behalf of and for the benefit of Lender, to enter into any of the Loan Documents as secured party, and as Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of Required Lenders (or, if required pursuant to Section 13.4, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a Transfer of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any party from a Joinder Agreement if all of the Equity Interests of such party are Transferred to any Person (other than an Affiliate of a Loan Party) pursuant to a Transfer permitted hereunder or to which Required Lenders have otherwise consented, or (c) subordinate the Liens of Agent, on behalf of Lenders, to any Permitted Liens or (d) release all Liens in accordance with Section 2.4. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Loan Document, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by Agent for the benefit of Lenders and Agent in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other Subordination Agreement with respect to any junior or Subordinated Debt.
12.2
Agent in Individual Capacity; Lender as Agent. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity. The exculpatory provisions contained in this Section 12 shall not relieve a Person acting as Agent from its obligations as a Lender to the extent that such Agent is also a Lender.
12.3
Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:
(a)
be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(b)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)
except as expressly set forth in the Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to a Loan Party or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

Agent shall (i) provide Lenders a copy of material written information its receives from a Loan Party promptly on receipt, it being understood that Agent anticipates that there will be a significant amount of email correspondence, much of which will not be material and therefore will not be relayed to Lenders, and (ii) endeavor to keep Lenders generally apprised of important non-written information a Loan Party communicates to Agent.

12.4
Limitation of Liability.
(a)
Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 41

(b)
Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered under any of the Loan Documents, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any of the Loan Documents, (iv) the validity, enforceability, effectiveness or genuineness of any of the Loan Documents or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere in the Loan Documents, other than to confirm receipt of items expressly required to be delivered to the Agent.
(c)
Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of emails, cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of any of the Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent under any of the Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by the Loan Documents at the request or direction of any Lender unless Agent shall have been provided by such Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, and then, only to the extent that such Lender has the right under the applicable Loan Document to direct Agent to act.
12.5
Exculpation. Each Lender acknowledges that neither Agent nor any other Lender has made any representation or warranty to it, and that no act by any Agent or other Lender hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or such Lender to any other Lender as to any matter, including whether there has been disclosure of material information in their possession. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder.
12.6
Indemnification. The Lenders agree to indemnify Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 12.6 shall survive the payment of the Obligations.
12.7
Successor Agents. Agent may resign upon twenty (20) days’ notice to the Lenders and Borrower. If Agent shall resign in its capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 42

as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.
12.8
Agents Generally. Except as expressly set forth herein, Agent shall not have any duties or responsibilities hereunder in its capacity as such.
13.
General Provisions
13.1
Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Loan Party without Agent’s prior written consent, which consent may be granted or withheld in Agent’s sole discretion. Each Lender shall have the right without the consent of and without written notice to any Loan Party to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder and under any Loan Document to an Affiliate of Lender, provided that any other sale, transfer or participation of a Lender’s interest in any Loan Document shall require Agent’s prior written consent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, no Lender shall assign its interest in the Loan Documents to any Person who in the reasonable estimation of such Lender is a direct competitor of Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company or to a “vulture” hedge fund. The Agent, acting solely for its purpose as an agent of any Loan Party to the extent required by the Internal Revenue Code, but in any event without liability to Borrower in such capacity as an agent, shall maintain a copy of each assignment and assumption, sale, transfer negotiation or participation document delivered to it and a register for the recordation of the names and addresses of the Lenders and participants from time to time, and the Commitments of, and principal amounts of (and stated interest on) the Advances owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Loan Parties, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. For clarification, this Section 13.1 shall not apply with respect to the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof.
13.2
Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
13.3
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
13.4
Entire Agreement; Construction; Amendments and Waivers.
(a)
This Agreement, each of the other Loan Documents and the Warrants, taken together, constitute and contain the entire agreement between the Loan Parties, Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between them, whether written or oral, respecting the subject matter hereof, including that certain term sheet dated September 17, 2021 issued by SCI to Borrower.
(b)
This Agreement is the result of negotiations between and has been reviewed by each of the Loan Parties, Agent and Lenders as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Loan Party, Agent or any Lender as a result of such provision having been written by such party. Loan Parties, Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish their Loan Parties’, Agent’s or Lenders’ actual intentions.
(c)
Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Agent, the Required Lenders and Borrower, provided however, that any amendment to the Commitment or any decrease in the principal amount of any Advance shall also require the written consent of the Lender whose Commitment or principal amount of any Advance is being amended and, provided, further, that Borrower may amend the Perfection Certificate and the Disclosure Schedules without the consent of the Agent or the Required Lenders only as provided in Article 5. Each Loan Party agrees that any amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents signed by Borrower shall be binding on all other Loan Parties even if such other Loan Parties do not provide their signature. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment,

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 43

modification, waiver or consent effected in accordance with this Section 13.4 shall be binding upon Agent, Lenders and Loan Parties.
13.5
Reliance. All covenants, agreements, representations and warranties made herein by any Loan Party shall, notwithstanding any investigation by Agent and Lenders, be deemed to be material to and to have been relied upon by Agent and Lenders.
13.6
No Set‑Offs by Loan Parties. All Obligations payable by a Loan Party pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set‑off or reduction of any manner whatsoever.
13.7
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of facsimile, photocopy, scan by e-mail delivery of a “.pdf” format data file, or any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq. such as DocuSign shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person, provided that the Borrower shall provide manually executed “wet ink” signatures (including company’s stamp) to the ISR Debentures and the notices to the Israeli Registrar of Companies and/or Israeli Registrar of Pledges, as applicable, by the relevant parties, in connection with the registration thereof. No party hereto or to any such agreement or instrument shall raise the use of signature delivered or provided in that manner as a defense to the formation of a contract and each party hereto forever waives any such defense.
13.8
Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligation of the Loan Parties to indemnify each Indemnified Person with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against an Indemnified Person have run. Further, Sections 2.4(c), 6.16, 13.9, 13.12 and Article 14 shall survive the termination of the Commitment or this Agreement as will any other provision which by its terms extend beyond the payment in full in cash of the Obligations. Without limiting the foregoing, except as otherwise provided in Section 4, the creation of a security interest by any Israeli Loan Party and the charges granted under the ISR Debentures shall survive the termination of this Agreement and any other Loan Documents until payment of the Obligations in full in cash.
13.9
Publicity. Agent and Lenders may use any Loan Party’s name and logo, and include a brief description of the relationship between the Loan Parties, Borrower, Agent and Lenders, in Agent’s and Lenders’ marketing materials.
13.10
Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides Borrower and Lenders with written notice of such correction and allows Borrower and Lenders at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent, the Required Lenders and Borrower.
13.11
Relationship of Parties. Loan Parties, Agent and Lenders acknowledge, understand and agree that the relationship between the Loan Parties, on the one hand, and Agent and Lenders, on the other, is, and at all times shall remain solely that of borrower or guarantor, on the one hand, and lender on the other. Neither Agent nor Lenders shall under any circumstances be construed to be a partner or joint venturer of any Loan Party or any of its Affiliates; nor shall Agent or any Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Loan Party or any of its Affiliates, or to owe any fiduciary duty to any Loan Party or any of its Affiliates. Agent and Lenders do not undertake or assume any responsibility or duty to any Loan Party or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Loan Party or any of its Affiliates of any matter in connection with its or their Property, any Collateral or the operations of such Loan Party or any of its Affiliates. Loan Parties and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or Lenders in connection with such matters is solely for the protection of Agent and Lenders, and neither any Loan Party nor any of its Affiliates is entitled to rely thereon.
13.12
Confidentiality. Neither Agent, Lenders nor any of their employees, agents or representatives shall disclose to any third party any Confidential Information that Borrower or any Affiliate of Borrower discloses to it pursuant to the Loan Documents, except that Agent and Lenders (i) may disclose Confidential Information to a third party to the extent required by law, subpoena, civil investigative demand, interrogatories or similar legal process, upon giving

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 44

Borrower reasonable advance notice of such disclosure if allowed pursuant to applicable law to permit Borrower to seek a protective order or otherwise prevent such disclosure, (ii) may disclose Confidential Information to a potential assignee or transferee of or participant in the Loan Documents; provided that the potential assignee, transferee or participant agrees to be bound by substantially similar confidentiality obligations as Agent and Lenders under this Section 13.12, (iii) may disclose Confidential Information to their legal counsel, accountants and other professional advisors provided they are bound by law or contract by the substantially similar confidentiality obligations as Agent or Lender as set forth in this Section, (iv) may disclose Confidential Information to regulatory authorities having jurisdiction over Agent or Lender or any assignee, transferee or participant, and (v) may disclose Confidential Information in connection with the exercise of its rights and remedies during the continuance of an Event of Default, to the extent Agent or Lenders reasonably deems necessary. For purposes hereof, “Confidential Information” is information that Borrower or an Affiliate of Borrower discloses to Agent or Lenders pursuant to the Loan Documents that is not information which (i) becomes generally available to the public, other than as a result of disclosure by Agent or Lenders, (ii) was available on a non-confidential basis prior to its disclosure to Agent or Lenders by Borrower or such Affiliate, as applicable, (iii) becomes available to Agent or any Lender on a non-confidential basis from a source other the Borrower or such Affiliate, as applicable; provided that neither Agent nor any Lender have actual knowledge that such third party is prohibited from disclosing such information, or (iv) is independently developed by Agent or any Lender without reference to confidential information provided by Borrower or an Affiliate of Borrower.
13.13
Patriot Act/Freedom Act. Agent and Lenders hereby notify Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act and USA FREEDOM Act and other applicable laws, they are required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow them to identify Borrower and its Subsidiaries in accordance with the USA PATRIOT Act, the USA FREEDOM Act and other applicable laws.
13.14
Governing Law. California law governs this Agreement without regard to principles of conflicts of law. Each of the Loan Parties, Agent and Lenders submit to the exclusive jurisdiction of the State and Federal courts in the County of San Mateo, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and such Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in, or subsequently provided by such party in accordance with, Section 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
13.15
Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND LENDERS WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION UNDER THIS AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
13.16
Judicial Reference. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, each Loan Party, Agent and Lenders agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by Urgent.ly and Agent (or, if they cannot agree, by the Presiding Judge of San Mateo County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Mateo County, California; and each Loan Party, Agent and Lenders hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 45

provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Mateo, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. Each Loan Party, Agent and Lenders shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.
13.17
Scope of Authority. Each Loan Party, Agent and Lenders agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
13.18
Amendment and Restatement. This Agreement amends and restates in its entirety, and replaces, the Second Amended and Restated Credit Agreement. The amendment and restatement of the Second Amended and Restated Credit Agreement pursuant to this Agreement is not intended to amend the existing terms of any other Loan Document delivered in connection with the Original Loan Agreement, the First Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement, nor to terminate any such Loan Document, and no amendment or termination of any such Loan Document shall be deemed to have occurred unless set forth in a separate agreement or other document between the Loan Parties, the Agents and the Lenders.
14.
Release
14.1
Each Loan Party, for itself and on behalf of their respective heirs, legal representatives, and successors and assigns, as applicable, hereby release Agent and Lenders and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising after the Closing Date, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that they or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents or any predecessor document or agreement, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents, such other predecessor documents or agreements, or any transaction or matter related thereto, including, without limitation, the origination and servicing of the loan made under the Loan Documents, such other predecessor documents or agreements and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents or such other predecessor documents or agreements (collectively, the “Released Claims”).
14.2
Each Loan Party further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents or such other predecessor documents or agreements based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the loan made under the Loan Documents or such other predecessor documents or agreements or attempting to foreclose on, or obtain a receiver for, any collateral for the loan made under the Loan Documents or such other predecessor documents or agreements and all statutory claims and causes of action of every nature.
14.3
In connection with the release contained in this Section 14 (the “Release”), each Loan Party acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is each of their intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by any of them against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 46

effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.
14.4
The Release contained in this Agreement shall be effective and irrevocable upon the execution of this Agreement or any Joinder Agreement by the parties hereto or thereto without any further documentation or the satisfaction of any other conditions.
14.5
EACH LOAN PARTY AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO ANY OF THEM AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT ANY OF THEM DO NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF (OTHER THAN claims, disputes, differences, liabilities and obligations arising under this AGREEMENT OR ANY OTHER LOAN DOCUMENT AFTER THE DATE hereof). EACH LOAN PARTY UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDERS AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE ADVANCES.
14.6
THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.
14.7
Each Loan Party acknowledges having read and understood and hereby waive the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waive the benefits of any similar law of any other state or jurisdiction that may be applicable):

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

[Signature page follows]

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 47

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER: Urgent.ly Inc.

By: /s/ Timothy C. Huffmyer

Name: Timothy C. Huffmyer

Title: Chief Financial Officer

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 48

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

LENDERS:

Structural Capital Investments III, LP,

a Delaware limited partnership

By: Structural Capital GP III, LLC,

a Delaware limited liability company

its General Partner

By: /s/ Lawrence Gross

Name: Lawrence Gross

Title: Managing Member

Series Structural DCO II Series of Structural

Capital DCO, LLC

a Delaware limited liability company

By: Structural Capital GP III, LLC,

a Delaware limited liability company

its Manager

By: /s/ Lawrence Gross

Name: Lawrence Gross

Title: Managing Member

Address:

800 Menlo Avenue # 210

Menlo Park, CA 94025

Attn: Solomon Park and Nitin Chandra

Email: solomon@structuralcapital.com

nitin@structuralcapital.com

CEOF HOLDINGS LP

a Delaware limited partnership

BY: CORBIN CAPITAL PARTNERS, L.P.

its Investment Manager

By: /s/ Daniel Friedman

Name: Daniel Friedman

Title: General Counsel

Address:

Corbin Capital Partners

590 Madison Ave, 31st floor

New York NY 10022

EMAIL: Fof-ops@corbincapital.com

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 49

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

AGENT:

Ocean II PLO LLC

a California limited liability company

By: Structural Capital Management Company II, LP, a Delaware limited partnership

Its Manager

By: Structural Capital GP, LLC,

a Delaware limited liability company

Its General Partner

By: /s/ Lawrence Gross

Name: Lawrence Gross

Title: Managing Member

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 50

List of Schedules and Exhibits

Schedule 2.1 Commitments

Schedule 5.26 IIA Grants, Funds or Benefits

Exhibit A Collateral Description

Exhibit B Form of Secured Promissory Note

Exhibit C Form of Notice of Borrowing

Exhibit D Form of Intellectual Property Security Agreement

Exhibit E Form of Compliance Certificate

Exhibit F Perfection Certificate

Exhibit G-1 Form of Domestic Subsidiary Joinder Agreement

Exhibit G-2 Form of Foreign Subsidiary Joinder Agreement

Exhibit H Form of ACH Debit Consent

Exhibit I Form of 2022 Convertible Notes

Exhibit J Form of Debenture Floating Charge

Exhibit K Form of Debenture Fixed Charge

Disclosure Schedules

Post-Closing Schedule

[EXHIBITS AND SCHEDULES HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) OF REGULATION S-K AND WILL BE FURNISHED SUPPLEMENTALLY TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.]

Third Amended and Restated Loan and Security Agreement – Urgent.ly Inc.

(January 2024) 51